UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant   ☒           Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as Permitted By Rule 14A-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
CLOVER HEALTH INVESTMENTS, CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLOVER HEALTH INVESTMENTS, CORP.
3401 Mallory Lane
Suite 210
Franklin, TN 37067
(201) 432-2133
August 12, 2022
Dear Stockholder:
The 2022 annual meeting (the "Annual Meeting") of stockholders of Clover Health Investments, Corp. (the "Company") will be held on September 22, 2022 at 11:30 a.m. Eastern Time. The Annual Meeting will be a virtual meeting. You will be able to attend the Annual Meeting virtually and vote and submit questions by visiting www.virtualshareholdermeeting.com/CLOV2022. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying proxy statement ("Proxy Statement"). Any reference herein to attending the Annual Meeting, including any reference to "in person" attendance, means attending by remote communication via live webcast on the Internet.
The formal notice of the Annual Meeting and the Proxy Statement appear on the following pages. We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. After reading the Proxy Statement, please submit your proxy via the Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. You may vote via the Internet or by telephone up to the time the polls close at the meeting. Please review the instructions on each of your voting options described in the accompanying Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received.
Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and vote your shares.
On behalf of the Board of Directors, we thank you for your continued support and look forward to seeing you virtually at the Annual Meeting.
Sincerely,

Vivek Garipalli
Chief Executive Officer and Chairman of the Board
Clover Health Investments, Corp.

CLOVER HEALTH INVESTMENTS, CORP.
3401 Mallory Lane
Suite 210

Franklin, TN 37067
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
September 22, 2022
11:30 A.M. Eastern Time

We invite you to attend the 2022 annual meeting of stockholders (the "Annual Meeting") of Clover Health Investments, Corp., a Delaware corporation ("Clover Health," the "Company," "our company," "we," "our" or "us"), to consider and vote upon:
1.The election of Lee A. Shapiro and William Robinson, Jr. as Class I directors, to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
2.A non-binding advisory proposal to determine the frequency with which stockholders will participate in future non-binding advisory votes to approve the compensation of our named executive officers;
3.The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
4.Any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
The Board recommends that you vote (i) "FOR" the election of each of the nominees to the Board, (ii) for the option of every 1 year on the non-binding advisory proposal on the frequency of holding future non-binding votes to approve executive compensation and (iii) "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on August 2, 2022. Only stockholders of record at that date are entitled to notice of, and to vote at, the meeting. For more information, please read the accompanying Proxy Statement.
The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting by remote communication and vote and submit questions during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CLOV2022. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement. Any reference herein to attending the Annual Meeting, including any reference to "in person" attendance, means attending by remote communication via live webcast on the Internet.
It is important that your shares are represented at the Annual Meeting. Stockholders of record as of the close of business on the record date may vote their shares online at the virtual Annual Meeting, or authorize a proxy (1) via the Internet, (2) by telephone or (3) (if you have received paper copies of our proxy materials) by submitting your enclosed proxy card.

Sincerely,

Joseph Martin
General Counsel and Corporate Secretary

August 12, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 22, 2022.

This Notice, the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available by visiting www.virtualshareholdermeeting.com/CLOV2022.

GENERAL INFORMATION
What is included in these proxy materials? What is a proxy statement and what is a proxy?
The proxy materials for the 2022 annual meeting of stockholders (the "Annual Meeting") of Clover Health Investments, Corp., a Delaware corporation ("Clover," "Clover Health," the "Company," "our company," "we," "our," or "us"), include the Notice of Annual Meeting, this Proxy Statement ("Proxy Statement"), our 2021 Annual Report on Form 10-K ("Annual Report" or "10-K") and a proxy card or voting instruction form. The Company has made these proxy materials available to you by Internet or, upon your request, has delivered printed versions of these materials to you by mail, because you were a stockholder of record at the close of business on August 2, 2022.
Our principal offices are located at 3401 Mallory Lane, Suite 210, Franklin, TN 37067.
A "proxy statement" is a document that U.S. Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. The word "proxy" has two meanings. A "proxy" is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares and is sometimes called a "proxy card." That other designated person is called a "proxy" and is sometimes referred to as a "proxy holder."
We have designated two of our officers as proxies for the Annual Meeting. When you authorize a proxy via the Internet, by telephone or (if you have received paper copies of our proxy materials) by returning a proxy card, you appoint Vivek Garipalli and Joseph Martin as your proxy at the Annual Meeting (the "proxy"), with full power of substitution by any of them. Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance via the Internet, by telephone or (if you have received paper copies of our proxy materials) by returning a proxy card. If you authorize a proxy via the Internet or by telephone, you do not need to return your proxy card.
The form of proxy and this Proxy Statement have been approved by our board of directors (the "Board" or "Board of Directors") and are being provided to stockholders by its authority. These materials were first made available or sent to you on August 12, 2022. Any reference in this Proxy Statement to attending the Annual Meeting, including any reference to "in person" attendance, means attending by remote communication via live webcast on the Internet.
Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders. All stockholders will be able to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice, proxy card or voting instruction form. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of its Annual Meetings and reduce the cost to the Company of physically printing and mailing materials.
What am I voting on at the Annual Meeting?
At the Annual Meeting, our stockholders are asked to consider and vote upon:
•the election of Lee A. Shapiro and William G. Robinson, Jr. as Class I directors, to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
•a non-binding advisory proposal to determine the frequency with which stockholders will participate in future non-binding advisory votes regarding the compensation of our named executive officers;
•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

•any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.
How does the Board recommend I vote?
The Board recommends that you vote as follows:
•FOR the election of each of the Board's nominees for Class I directors;
•for the option of every 1 year on the non-binding advisory proposal determining the frequency with which stockholders will participate in future non-binding advisory votes regarding the compensation of our named executive officers; and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
What does it mean to vote by proxy?
It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:
•FOR the election of each of the Board's nominees for Class I directors;
•for the option of every 1 year on the non-binding advisory proposal on the determining the frequency with which stockholders will participate in future non-binding advisory votes regarding the compensation of our named executive officers; and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
The individuals named as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.
Who is entitled to vote?
Only holders of our Class A common shares ("Class A Shares") and Class B common shares ("Class B Shares") at the close of business on August 2, 2022 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. The holders of each Class A Share outstanding are entitled to one vote per share. The holders of each Class B Share outstanding are entitled to ten votes per share. The holders of our Class A Shares and Class B Share generally vote together as a single class on all matters (including the election of directors) submitted to a vote of our stockholders, unless otherwise required by Delaware law or the charter. There were 383,247,718 Class A Shares and 94,395,168 Class B Shares outstanding on August 2, 2022.
How do I attend and submit my votes for the Annual Meeting?
At the Virtual Meeting. You will be able to attend the Annual Meeting virtually and vote and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CLOV2022 and following the online instructions. If you own common stock of record, you may attend the Annual Meeting and vote, regardless of whether you have previously voted via the Internet, by telephone or by returning a proxy card. Stockholders who attend the Annual Meeting by following the above instructions will have an opportunity to vote and to submit questions electronically in accordance with the rules of conduct for the meeting. Only stockholders as of the Record Date are entitled to attend the Annual Meeting.

Prior to the Virtual Meeting. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described herein, even if you plan to attend the Annual Meeting. You will be able to vote prior to the Annual Meeting by visiting www.poxyvote.com and following the online instructions. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below. Each stockholder may appoint only one proxyholder or representative to attend on the stockholder's behalf. Internet and telephone voting will close at 11:59 p.m. Eastern Time on the day before the Annual Meeting.

VOTE BY INTERNET Shares Held of Record: Prior to the Annual Meeting: www.proxyvote.com During the Annual Meeting: www.virtualshareholdermeeting.com/CLOV2022	VOTE BY TELEPHONE Shares Held of Record: 1-800-690-6903
Shares Held in Street Name:	Shares Held in Street Name:
Prior to the Annual Meeting: www.proxyvote.com During the Annual Meeting: www.virtualshareholdermeeting.com/CLOV2022 24 hours a day / 7 days a week	See Voting Instruction Form 24 hours a day / 7 days a week
INSTRUCTIONS:	INSTRUCTIONS:
• Read this Proxy Statement. • Go to the website listed above. • Have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand and follow the instructions.
•    Read this Proxy Statement.

•    Call the applicable number noted above.

•    Have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand and follow the instructions.

To vote by mail, follow the instructions set forth on the Voting Instruction Form.

Who will count the vote?
A representative of Broadridge Financial Solutions, an independent tabulator, will count the vote and act as the inspector of election.
How do I revoke or change a vote?
If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy via the Internet, by telephone or by returning a proxy card bearing a later date or by attending the Annual Meeting and voting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting at the Annual Meeting.
What does it mean if I receive more than one Notice, proxy or voting instruction form?
It means your shares are registered in more than one account. Please complete and provide your voting instructions for all Notices, proxy cards and voting instruction cards that you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Continental Stock Transfer & Trust Company. Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.
What constitutes a quorum?
The holders of a majority of the issued and outstanding shares entitled to vote, in person or represented by proxy at the Annual Meeting, constitute a quorum. A quorum is necessary to transact business at the Annual Meeting.

What is the effect of abstentions and broker non-votes?
Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Annual Meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. A bank, broker or other nominee may exercise its discretionary voting power with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for fiscal year 2022 (Item 3), but does not have discretion to vote with respect to the election of directors (Item 1) or the nonbinding advisory proposal on the frequency of holding future votes regarding executive compensation (Item 2).
What is the required vote to elect directors?
Item 1: A nominee for director shall be elected to the Board by a plurality of the votes cast in respect of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Cumulative voting is not permitted.
What is the required vote to approve each of the other proposals?
Item 2: We will consider the frequency of holding future votes regarding executive compensation selected by the highest number of votes cast (every one, two or three years) in person or represented by proxy at the Annual Meeting to be the recommendation of our stockholders with respect to the non-binding advisory proposal. Abstentions and broker non-votes will have no effect on the outcome of the advisory proposal.
Item 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of votes cast in person or represented by proxy at the Annual Meeting. Abstentions will count as a vote "against" the ratification of the appointment of Ernst & Young LLP.
Why are you holding a virtual Annual Meeting?
The Annual Meeting will be held by remote communication in a virtual meeting format only. We believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our stockholders and the Company.
The Annual Meeting will convene at 11:30 a.m. Eastern Time on September 22, 2022. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process.
How are proxies solicited and what is the cost?
The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and electronic communications by directors, officers, and other Company employees without additional compensation. Broadridge Financial Solutions, Inc. will distribute proxy materials to banks, brokers, and other nominees for forwarding to beneficial owners and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials.
What is "householding"?
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice of Proxy Materials or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices of Proxy Materials, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice of Proxy Materials or proxy materials was delivered. You may make a written request by sending a notification to: Corporate Secretary, Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, TN 37067, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice of Proxy Materials or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

The following table provides information regarding our directors as of August 2, 2022:

Name	Age	Position(s)
Directors
Vivek Garipalli	44	Chief Executive Officer and Chairman
Andrew Toy	43	President and Director
Chelsea Clinton(1)(2)	42	Director
Carladenise Armbrister Edwards(1)(2)	52	Director
Demetrios L. Kouzoukas(3)	46	Director
William G. Robinson, Jr.(1)(3)	57	Director
Lee A. Shapiro(2)(3)	66	Director
(1) Member of the Talent and Compensation Committee.
(2) Member of the Nominating and Corporate Governance Committee.
(3) Member of the Audit Committee.

The following Class I directors are nominated for election at the Annual Meeting to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified:
William G. Robinson, Jr. William G. Robinson, Jr. has served as a member of our Board of Directors since March 2021. Mr. Robinson has served as the President of Broadgate Human Capital, LLC, a management consulting firm, since October 2018. Prior to Broadgate, Mr. Robinson served as the Executive Vice President and Chief Human Resources Officer for Sabre Corporation, a travel technology company, from December 2013 to September 2017. Prior to Sabre, Mr. Robinson served as the Senior Vice President and Chief Human Resources Officer at Coventry Health Care, a diversified managed health care company, from 2012 to 2013. From 2010 to 2011, Mr. Robinson served as Senior Vice President for human resources at Outcomes Health Information Solutions, a healthcare analytics and information company specializing in the optimization and acquisition of medical records. Prior to that, from 1990 to 2010, he worked for General Electric, where he held several human resources leadership roles in diverse industries including information technology, healthcare, energy, security and industrial. Mr. Robinson has served as a member of the board of directors of American Public Education, Inc. since June 2016 and as a member of the board of trustees for the American Public University System since May 2020. Mr. Robinson holds a B.A. in communications from Wake Forest University and an M.A. in human resources from Bowie State University. We believe that Mr. Robinson is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive officer in technology and healthcare companies, his experience as a director of a public company, and his knowledge of our industry.

Lee A. Shapiro. Lee A. Shapiro has served as a member of our Board of Directors since January 2021. Mr. Shapiro co-founded and has served as the Managing Partner at 7Wire Ventures, an early-stage healthcare venture fund, since June 2013. Mr. Shapiro previously served as Chief Financial Officer of Livongo Health, Inc., a mobile health monitoring technology company, from December 2018 to November 2020, and as a member of its board of directors from August 2013 until April 2019. Mr. Shapiro joined Allscripts Healthcare Solutions, Inc., a provider of electronic prescribing, practice management and electronic health record technology, in April 2000 and served as President from April 2002 to December 2012. He previously served as a director of Tivity Health, Inc., a provider of fitness and health improvement programs, from May 2015 to May 2020, and as a director of Medidata Solutions, Inc., a global provider of cloud-based solutions for life sciences, from June 2011 to October 2019. He has also served as a director of Click Therapeutics, Inc., a biotechnology company, since April 2021, and as a director of Senior Connect Health Acquisition Corp. I, a special purpose acquisition company, since 2020, and he serves as a director of some of the 7Wire Ventures portfolio companies. He serves on the National Board of, and as Treasurer of, the American Heart Association and the advisory board of the University of Chicago George Schulz Innovation Fund. Mr. Shapiro holds a B.S. in accountancy from the University of Illinois Urbana-Champaign and a J.D. from The University of Chicago Law

School. We believe that Mr. Shapiro is qualified to serve as a member of our Board of Directors because of his extensive finance background, including service as a Chief Financial Officer of a public company, his experience as a director of a public company, and his knowledge of our industry.

The following Class II directors' terms will continue until the 2023 annual meeting of stockholders:
Demetrios L. Kouzoukas. Demetrios L. Kouzoukas has served as a member of our Board of Directors since April 2021. Since April 2022, he has served as a Partner and Principal of Team8 Partners, a venture capital firm focused, in part, on cybersecurity, data and fintech, and he holds various positions with several affiliated Team8 entities. Prior to joining Clover Health's board, from February 2017 until January 2021, Mr. Kouzoukas served as the Director of the Center for Medicare and the Principal Deputy Administrator of the Centers for Medicare & Medicaid Services ("CMS"). Previously, from 2012 to 2016, Mr. Kouzoukas served as General Counsel of the Medicare and Retirement Division of UnitedHealthcare, a health insurance company. Prior to UnitedHealthcare, from 2003 to 2009, Mr. Kouzoukas was Principal Associate Deputy Secretary of the U.S. Department of Health and Human Services ("HHS"), with responsibility for regulatory policy across HHS, and Deputy General Counsel. In 2014, Mr. Kouzoukas was appointed a Public Member of the Administrative Conference of the United States. Mr. Kouzoukas holds a B.A. in Political Science and Public Policy from The George Washington University and a J.D. from the University of Illinois College of Law. We believe that Mr. Kouzoukas is qualified to serve as a member of our Board of Directors because of his in-depth regulatory healthcare background, his experience as general counsel of a division of a health insurance company and his knowledge of our industry.

Andrew Toy. Andrew Toy has served as our President since March 2019 and as a member of our Board of Directors since November 2018. He previously also served as our Chief Technology Officer from February 2018 to February 2022. Prior to joining Clover Health, from May 2014 to February 2018, Mr. Toy served as a Product Director at Google LLC, a multinational technology company, where he coordinated enterprise activities for the Android team and ran Machine Learning, Enterprise Search, and analytics for the G-Suite team. Before that, from January 2010 until May 2014, he was the CEO, director and co-founder of Divide, a company focused on creating a split between work and personal data on mobile devices, which was acquired by Google in 2014. Mr. Toy holds a B.S. and an M.S. in computer science from Stanford University. We believe that Mr. Toy is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as Clover Health's President and due to his extensive experience overseeing technology and analytics and serving in leadership positions at other companies.

The following Class III directors' terms will continue until the 2024 annual meeting of stockholders:
Chelsea Clinton. Chelsea Clinton has served as a member of our Board of Directors since February 2017. Since March 2013, Ms. Clinton has served as Vice Chair of the Clinton Foundation, where her work emphasizes improving global and domestic health, creating service opportunities and empowering the next generation of leaders. Ms. Clinton has also served as an Adjunct Assistant Professor at Columbia University's Mailman School of Public Health since 2012. Ms. Clinton has served as a member of the board of directors of the Clinton Health Access Initiative since September 2011. Ms. Clinton has served as a member of the boards of directors of IAC Holdings, Inc., a media and internet company, since September 2011, and Expedia Group, Inc. (formerly Expedia, Inc.), an online travel shopping company, since March 2017. In addition to her for-profit affiliations, Ms. Clinton currently serves on the boards of directors of The School of American Ballet, The Africa Center, the Weill Cornell Medical College and Columbia University's Mailman School of Public Health, and as Co-Chair of the Advisory Board of the Of Many Institute at New York University. Ms. Clinton holds a B.A. in history from Stanford University, an MPhil and a DPhil in international relations from Oxford University and an M.P.H. from Columbia University's Mailman School of Public Health. We believe that Ms. Clinton is qualified to serve as a member of our Board of Directors because of her extensive health background, her experience as a director of public companies and non-profit organizations and her knowledge of our industry.

Carladenise Armbrister Edwards. Carladenise Armbrister Edwards has served as a member of our Board of Directors since July 2022. Since July 2020 Dr. Edwards has served as the Executive Vice President and Chief Strategy Officer of the Henry Ford Health System, where she leads the system's strategic planning efforts and partnership ventures, business development and transformation initiatives, government affairs strategy, as well as Henry Ford Innovations, the health system's multi-disciplinary team responsible for product design and commercialization, technology transfer, licensing agreements and international programs. Prior to Henry Ford, Dr. Edwards was Executive Vice President and Chief Strategy Officer for Providence St. Joseph

Health, a health system, from July 2018 to June 2020, and the Senior Vice President, Contracting for Providence St. Joseph Health from January 2017 to July 2018. Dr. Edwards' experience includes several additional executive leadership roles, including Chief Administrative Officer for Providence Health & Services' Population Health division and Chief Strategy Officer for Alameda Health System. Dr. Edwards also served as Founding President and CEO of Cal eConnect, Inc., a nonprofit corporation that governed California's electronic Health Information Exchange. Additionally, she has held technology-based leadership roles in Georgia's Department of Community Health. Dr. Edwards holds a Ph.D. in Medical Sociology from the University of Florida, a master's degree in Education and Psychological Services and a bachelor's degree in Sociology from the University of Pennsylvania. We believe that Dr. Edwards is qualified to serve as a member of our Board of Directors due to her expertise in the intersection of healthcare and technology, and her leadership experience in the healthcare industry.

Vivek Garipalli. Vivek Garipalli has served as our Chief Executive Officer and as a member of our Board of Directors since July 2014, and he also currently serves as our Chairperson. Mr. Garipalli also served as our President from July 2014 to March 2019. Prior to Clover Health, he founded CarePoint Health, a fully integrated healthcare system in New Jersey. In addition to Clover Health and CarePoint Health, he co-founded Ensemble Health, a healthcare services revenue cycle company, and advised Flatiron Health on the development of its strategy and business model. Mr. Garipalli sat on Flatiron Health’s board from 2012 until its sale to Roche in 2018, and has also served or is currently serving on the Boards of Cityblock Health, Doctor Evidence, Medically Home and Thyme Care. Before his career in healthcare, Mr. Garipalli worked in finance, holding roles at Credit Suisse First Boston, J.P. Morgan Partners and Blackstone Group. Wormhole Capital, the investment arm of his family office, now partners with founders seen as having the potential to anticipate what will move society and culture forward and the aptitude to build a transformative, category-defining company. Mr. Garipalli holds a B.B.A. in entrepreneurship from Emory University. We believe that Mr. Garipalli is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as Clover Health's co-founder and Chief Executive Officer and due to his extensive experience managing and advising healthcare companies.

Composition of Our Board of Directors
The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required. Our board of directors currently consists of seven directors.
Classified Board of Directors
Our amended and restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes, with staggered three-year terms:
•Class I directors, whose initial term will expire at the Annual Meeting;
•Class II directors, whose initial term will expire at the annual meeting of stockholders expected to be held in 2023; and
•Class III directors, whose initial term will expire at the annual meeting of stockholders expected to be held in 2024.
At each annual meeting of stockholders after the initial classification, the successors to directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following election.
Board Leadership
The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company. The Board's responsibility is one of oversight, and in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.
The Board selects its chairperson ("Chairperson") and the Company's Chief Executive Officer in the manner and based on the criteria that the Board deems appropriate. Therefore, the Board does not have a policy on whether the roles of Chairperson and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairperson should be selected from the independent directors. At the present time, Mr. Garipalli serves as the Chairperson of the Board. Because Mr. Garipalli is also the Company's Chief

Executive Officer, the Board's independent directors have appointed Demetrios L. Kouzoukas to serve as the lead independent director.
The Board believes that the current leadership structure is appropriate given Mr. Garipalli's role in co-founding and leading the Company. In addition, the Board believes that the leadership structure enables the Board to focus on key policy and operational issues and helps the Company operate in the best interests of its stockholders.
On August 8, 2022, the Company announced a plan of succession whereby, effective as of January 1, 2023, Mr. Garipalli will become the Executive Chairman of the Board and leave his position as Chief Executive Officer, and Andrew Toy, the Company’s current President, will be promoted to the position of Co-Founder and Chief Executive Officer and will no longer serve in his role as President. The plan of succession was approved by the Board on August 5, 2022.

Executive Sessions
The non-management directors meet in executive session with no members of management present periodically at regularly scheduled meetings of the Board and, if the non-management directors include directors who have not been determined to be independent, the independent directors separately meet in a private session at least once per year that excludes management and directors who have not been determined to be independent. The lead independent director presides at the executive sessions of the Board.
Communications with Directors
Stockholders and other interested parties may communicate with the Board by writing to the Board, c/o General Counsel, Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, TN 37067. Written communications may be addressed to the Chairperson of the Board, to the lead independent director, or to the independent directors as a group. Such communications will be forwarded to the appropriate party.
Risk Oversight
The Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews guidelines and policies governing the process by which senior management assesses and manages the Company's exposure to risk, including the Company's major financial and operational risk exposures and the steps management takes to monitor and control such exposures. The Company's Chief Financial Officer updates the Board and the Audit Committee regularly throughout the year, and more frequently as necessary and appropriate. The Board and Audit Committee provide feedback and recommendations accordingly. The Talent and Compensation Committee oversees risks relating to the Company's compensation policies and practices. Each committee charged with risk oversight reports to the Board on those matters.
Corporate Responsibility

Code of Business Conduct and Ethics
Our Board of Directors has adopted a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, www.investors.cloverhealth.com. In addition, we intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.
Advancing Health Equity
We believe the success of our business is connected to our impact on and relationships with our employees, customers, clinicians, vendors, and the communities we serve. We strive to have a business model that offers equitable access to healthcare for Medicare beneficiaries. Boosting health equity is about everyone being able to achieve their full health potential, regardless of socio-economic and demographic factors including race, gender, age, or income. Since Clover's founding in 2014, our team members have shared a single vision: Do whatever we can to improve the quality of life for all Medicare beneficiaries, their families, and the doctors who care for them.

We have made it a priority to work with Medicare beneficiaries in underserved communities. Clover has been identified as a plan with strong performance on a prototype of the Insurance Health Equity Summary Score, which is a newly developed measurement tool for identifying plans that do well at providing high-quality, equitable care to their members, including groups who are disproportionately affected by social risk factors. We believe this achievement is evidence of Clover's success in ensuring high-quality care for those most in need.

Cultivating Diversity, Equity & Inclusion
We have made a deliberate commitment to cultivating a diverse and inclusive culture at Clover. Early on in our history, Clover created a Diversity & Inclusion ("D&I") Working Group focused on making Clover a more diverse, equitable, and inclusive company. For us, diversity includes not only race and gender identity, but also age, disability status, veteran status, sexual orientation, religion, and many other parts of one's identity. All of our employees' points of view are key to our success, and inclusion is everyone's responsibility. By creating a designated space for learning, conversations, and furthering initiatives, we aim to enrich Clover for our employees and communities. Members of our D&I Working Group also develop and deliver various resources to our teams, including an ally-ship training series and "best practices" materials on topics such as inclusive meetings and health equity.

Affinity Groups are employee-led groups, open to Clover employees who identify with an affinity and are looking for community and support within the Company. We currently have four Affinity Groups with a total of over 130 members and growing: Black Employee Network; Asian, Asian American, and Pacific Islanders; Mi Gente (Latine/Hispanic); and Queer at Clover. Additionally, our mental health benefits include options to join expert-led external peer circles around healing communities in times of crisis.

We are in the third year of our New Perspectives Program, a reverse mentorship program that creates a space for leaders to receive mentorship from junior- and mid-level employees about lived experiences and key information leaders need to understand in their role. These conversations have focused on a range of themes, such as the experiences of LGBTQ+ employees, Latina employees, and understanding biases that lead to who gets elevated and who gets left behind in the workplace.

As of June 30, 2022, 64% of our employees were women, and 55% of our employees in the United States were from underrepresented groups (which includes Black/African American, Hispanic or Latinx, Pacific Islander and American Indian/Alaskan).

Committees of the Board

Audit Committee
Our Audit Committee consists of Lee A. Shapiro, William G. Robinson, Jr., and Demetrios L. Kouzoukas, with Mr. Shapiro serving as the chair of the committee. The composition of our Audit Committee meets the requirements for independence under the current NASDAQ listing rules and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Shapiro is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act and meets the financial sophistication requirements of the NASDAQ listing rules. Our Audit Committee is responsible for, among other things:
•selecting a firm to serve as the Company's independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters; and
•considering the adequacy of our internal accounting controls and audit procedures.
Our Audit Committee has a written charter approved by our Board of Directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.cloverhealth.com, by clicking on "Governance Overview" in the "Governance" section of our website.
Talent and Compensation Committee
Our Talent and Compensation Committee consists of Chelsea Clinton, William G. Robinson, Jr. and Carladenise Armbrister Edwards, with Mr. Robinson serving as the chair of the committee. For additional detail on the Talent and Compensation Committee, see the section entitled "Executive and Director Compensation" below.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Chelsea Clinton, Lee A. Shapiro and Carladenise Armbrister Edwards, with Mr. Shapiro serving as chair of the committee. The composition of our nominating and governance committee meets the requirements for independence under the current NASDAQ listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying, evaluating and recommending nominees to our Board of Directors and its committees;
•conducting searches for appropriate directors;
•evaluating the performance of our Board of Directors and of individual directors;
•considering and making recommendations to our Board of Directors regarding the composition of the board and its committees;
•reviewing developments in our corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting; and
•making recommendations to our Board of Directors concerning corporate governance matters.
Our Nominating and Corporate Governance Committee has a written charter approved by our Board of Directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.cloverhealth.com, by clicking on "Governance Overview" in the "Governance" section of our website.
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our Nominating and Corporate Governance Committee in accordance with its charter, our restated certificate of incorporation and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, our Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Among the criteria the Nominating and Corporate Governance Committee and the Board of Directors may consider are experience, including executive leadership experience, and diversity; and with respect to diversity, the Board may consider, among others, demographic factors, differences in professional background, experience at policy-making levels in business, finance, healthcare, law, technology, and other areas, education, skill, and other individual qualities and attributes. The Committee and the Board endorse the value of seeking qualified directors from backgrounds otherwise relevant to the Company's mission, strategy and business operations and perceived needs of the Board at a given time.

Our restated bylaws provide that stockholders may present nominations to be considered at an annual meeting by providing timely notice to our Corporate Secretary at our principal executive office. A stockholder's notice to the Corporate Secretary must set forth the information required by our restated bylaws. If a stockholder who has notified Clover Health of such stockholder's intention to present a nomination of persons for election at an annual meeting does not appear to present such stockholder's proposal at such meeting, Clover Health does not need to present the nomination of persons for election for vote at such meeting.
Commitment to Board Diversity
The Company believes it is important that nominees for the Board represent diverse viewpoints and backgrounds. The Company is committed to advancing Board diversity, defined to include differences of viewpoint, professional experience, education, skill, race, gender and national origin. The Company believes that its nominees further its commitment to enhancing diversity at the Board level.

Board Diversity Matrix (As of August 2, 2022)
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	-	1
Part II: Demographic Background
African American or Black	1	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	2	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	1	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	1

Board Meetings
The Board meets regularly during the year, and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2021, there were 12 meetings of the Board. Each of our existing directors attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees on which he or she served (during the periods that he or she served) during 2021. While there is no formal policy regarding Board attendance at the Company's annual meetings of stockholders, all directors are invited and encouraged to attend the Company's annual meetings.
Director Independence
In evaluating the independence of our board members and the composition of the committees of our board, we utilize the definition of "independence" as that term is defined by the NASDAQ Listing Rules. The NASDAQ listing rules generally require that a majority of the members of a listed company's Board of Directors be independent within specified periods following the completion of an initial public offering. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation and governance committees be independent.
Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries. Compensation committee members must also satisfy the independence criteria as required by Rule 10C-1 under the Exchange Act.

Our Board of Directors has determined that none of the members of our Board of Directors other than Messrs. Garipalli and Toy has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of our Board of Directors other than Messrs. Garipalli and Toy, and each of the members of the Audit Committee, Talent and Compensation Committee, and Nominating and Corporate Governance Committee, is "independent" as that term is defined under the NASDAQ rules.
Executive Officers
On August 8, 2022, the Company announced a plan of succession whereby, effective as of January 1, 2023, Mr. Garipalli will become the Executive Chairman of the Board and leave his position as Chief Executive Officer, and Andrew Toy, the Company’s current President, will be promoted to the position of Co-Founder and Chief Executive Officer and will no longer serve in his role as President. The plan of succession was approved by the Board on August 5, 2022.

The following table provides information regarding our executive officers as of August 2, 2022: Biographical information pertaining to Mr. Garipalli and Mr. Toy can be found above in the section entitled "– Board of Directors."

Name	Age	Position(s)
Executive Officers
Vivek Garipalli	44	Chief Executive Officer and Chairman
Andrew Toy	43	President and Director
Scott J. Leffler	47	Chief Financial Officer
Jamie L. Reynoso	53	Chief Operating Officer
Prabhdeep Singh	37	Chief Growth Officer
Joseph Martin	45	General Counsel and Corporate Secretary
Brady Priest	46	Chief Executive Officer of Home Care
Aric Sharp	49	Chief Executive Officer of Value-Based Care

Scott J. Leffler. Scott J. Leffler has served as our Chief Financial Officer since July 2022. Prior to joining Clover, Mr. Leffler served as Chief Financial Officer and Treasurer of Sotera Health, a provider of sterilization, lab testing and advisory services for the healthcare industry, from April 2017 to July 2022. Prior to joining Sotera Health, Mr. Leffler served as Chief Financial Officer of Exal Corporation (now called Trivium Packaging) and held various finance leadership positions at PolyOne Corporation (now called Avient). Mr. Leffler holds a B.A. in economics and history from Yale University and an M.B.A. from Emory University and is both a Certified Public Accountant (inactive) and a Certified Treasury Professional (inactive).

Jamie L. Reynoso. Jamie L. Reynoso has served as our Chief Operating Officer since July 2020. Prior to joining Clover Health, Ms. Reynoso served as the Chief Executive Officer and the Chief Operating Officer of Memorial Hermann Health Solutions, Inc., a provider of health insurance plans, from April 2016 to December 2019. From November 2012 to April 2016, Ms. Reynoso served as the Regional Vice President of Payer Strategy and Operations at Catholic Health Initiatives, a nonprofit, faith-based health system. Ms. Reynoso holds a B.B.A. from Texas A&M University-Kingsville.

Prabhdeep Singh. Prabhdeep Singh has served as our Chief Growth Officer since July 2021. Prior to joining Clover Health, Mr. Singh held the following positions at WeWork, a commercial real estate company: Global Head of Marketplace from February 2020 to July 2021, and Global Head of WeWork Labs from October 2018 to February 2020. Mr. Singh also held several positions at Uber Eats, an online food ordering and delivery company, including Head of Enterprise from January 2018 to October 2018 and as a General Manager from December 2016 to December 2017. From January 2013 to December 2016, Mr. Singh was a General Manager and Head of GLG Labs at the Gerson Lehrman Group, an international consulting firm. Mr. Singh holds a B.A. in Political Science and Philosophy from Boston College.

Joseph Martin. Joseph Martin has served as our General Counsel and Corporate Secretary since March 2022. Prior to joining Clover Health, from August 2020 to March 2022 Mr. Martin served as General Counsel of Steel Partners Holdings L.P., a global diversified holding company, where he oversaw the legal, compliance and risk management functions. Mr. Martin also held several legal and compliance-focused positions at

Louisiana-Pacific Corporation from September 2018 to August 2019, including Interim General Counsel and Secretary from May 2019 to August 2019, and General Counsel for the OSB and EWP division from September 2018 to May 2019. From July 2009 to September 2018, Mr. Martin held several positions at Georgia-Pacific LLC, including Assistant General Counsel and Assistant Secretary. Mr. Martin holds a B.A. in Economics and History from the University of California, Berkeley, and a J.D. from Harvard Law School.

Brady Priest. Brady Priest has served as our Chief Executive Officer of Home Care since July 2022. Previously, from July 2020 to July 2022, Mr. Priest served as Chief Executive Officer of SeekMedicare, a field marketing organization and an indirect wholly-owned subsidiary of the Company that Mr. Priest co-founded. Mr. Priest previously held several roles with Clover Health, including Advisor from September 2018 to September 2021 and General Counsel from June 2016 to September 2018. From October 2018 to June 2020, Mr. Priest served as the General Counsel of Research & Development for UnitedHealth Group. Mr. Priest holds a B.A. in American Civilization and German from Middlebury College, and a J.D. from Brooklyn Law School.

Aric Sharp. Aric Sharp has served as our CEO of Value-Based Care since May 2022. Prior to joining Clover Health, Mr. Sharp served as Senior Vice President and Chief Transformation Officer at INTEGRIS Health, a health system, from November 2020 to April 2022, and ACO Chief Executive Officer at Wilmington Health, a health care provider, from May 2019 to September 2020. Prior to Wilmington Health, Mr. Sharp held several positions at UnityPoint Health, a health system, including Managing Director, Enterprise and Government Ventures, from May 2018 to February 2019, and Vice President, Accountable Care, from January 2013 to May 2018. He also previously served in executive roles, including COO and CEO, with several physician-owned medical groups. Mr. Sharp is Chair-Elect of the American Medical Group Association. Mr. Sharp holds a B.B.A from Iowa State University and a Master of Healthcare Administration from the University of Iowa College of Public Health, where he also serves as a member of the Adjunct Faculty.

Family Relationships
There are no family relationships among any of our directors or executive officers.

ITEM 1. ELECTION OF DIRECTORS
Item 1 is the election of Lee A. Shapiro and William G. Robinson, Jr. as Class I director nominees to our Board. If elected, the nominees will serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified. All Class II and III directors will continue in office until the expiration of their terms at the 2023 and 2024 annual meetings of stockholders, respectively.
A nominee for director shall be elected to the Board by a plurality of the votes cast in respect of the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected.
The number of directors constituting the entire Board is currently fixed at seven. Our corporate charter provides that our directors are divided into three classes. One class of directors is elected at each annual meeting of stockholders to serve until the third succeeding annual meeting of stockholders and until their respective successors have been duly elected and qualified.
The Board expects each nominee to be available for election. If any nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.
The biographies of each of the nominees herein contain information regarding the nominee's service as a director, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director of the Company.

ITEM 2. NON-BINDING ADVISORY PROPOSAL ON THE FREQUENCY OF HOLDING FUTURE VOTES REGARDING EXECUTIVE COMPENSATION
Under Section 14A of the Exchange Act, at least every six years our stockholders are entitled to cast an advisory vote to indicate their preference on whether the frequency with which we should hold future non-binding advisory votes regarding the compensation of our named executive officers should be held every one, two or three years. Since this is the first year we are subject to the requirements of Section 14A of the Exchange Act, our stockholders have not previously cast an advisory vote on the frequency with which we should hold future non-binding advisory votes to approve the executive compensation of our named executive officers.
We are requesting your non-binding advisory vote to determine whether the frequency with which stockholders will be asked to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers should be every one year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of ever one year. The Board of Directors and the Talent and Compensation Committee believe that this time period will allow the Talent and Compensation Committee, management, and our stockholders to continue to engage in a timely, open and meaningful dialogue regarding our executive compensation philosophy, policies and practices. Accordingly, the Board has determined that a non-binding advisory vote to approve the compensation of our named executive officers will be held every one year, subject to approval by stockholders of such frequency. These votes will begin next year. However, the Board values the opinions expressed by stockholders in their vote on this proposal, and therefore will reconsider its determination if the frequency approved by our stockholders is not every one year, taking into account the outcome of the advisory frequency vote.
You may cast your vote on your preference for the frequency of future non-binding advisory stockholder votes regarding the compensation of our named executive officers by choosing the option of every one year, every two years, or every three years, or you may abstain from voting in response to the following resolution:
"RESOLVED, that the stockholders of Clover Health Investments, Corp. determine, on an advisory basis, that the frequency with which future non-binding advisory stockholder votes regarding the compensation of our named executive officers should be held is every one, every two or every three years."
THE BOARD RECOMMENDS YOU VOTE FOR THE OPTION OF EVERY ONE YEAR ON THE NON-BINDING ADVISORY PROPOSAL ON THE FREQUENCY OF HOLDING FUTURE NON-BINDING VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Item 3 is the ratification of the Audit Committee's appointment of Ernst & Young LLP ("Ernst & Young") as the independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2022. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit Committee's action in appointing Ernst & Young as the independent registered public accounting firm of Clover Health for 2022. If our stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and our Board. Representatives of Ernst & Young will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.
THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.
Independent Registered Public Accounting Firm Fees
The table below sets forth the aggregate fees billed by Ernst & Young in 2021 and 2020.

	2021	2020
Audit Fees (1)	$1,358,375	$935,100
Audit Related Fees (2)	46,125	45,000
Tax Fees (3)	211,595	313,800
All Other Fees (4)	125,000	1,116,487
Total	$1,741,095	$2,410,387
(1) Audit fees principally related to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as subsidiary and statutory audits.
(2) Audit Related Fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems, and due diligence work.
(3) Tax Fees principally relate to the preparation of tax returns and compliance services and tax planning and consultation services.
(4) All Other Fees relate to non-tax related advisory and consulting services, including fees billed for services involving due diligence performed in connection with directors' and officers' insurance under an engagement entered into by Social Capital Hedosophia Holdings Corp. III (SCH) prior to the January 7, 2021, business combination between the Company and SCH (the "Business Combination"), a Section 382(g) analysis, registration work in connection with a potential initial public offering, and special purpose acquisition vehicle advisory work.

The Company's Audit Committee was formed in connection with the Business Combination. As a result, the Audit Committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our Audit Committee were approved by our Board of Directors. Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee has pre-approved and will continue to pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit).

Report of the Audit Committee
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company's independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee's responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm's report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.
The Audit Committee discussed with Ernst & Young, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, as

amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence. The Audit Committee reviewed and discussed the audited financial statements of Clover Health for the fiscal year ended December 31, 2021 with management and Ernst & Young. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Clover Health be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2021.
Audit Committee
Demetrios L. Kouzoukas
William G. Robinson, Jr.
Lee A. Shapiro (Chair)

EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation
Prior to the closing of the Business Combination in January 2021 (the "Closing"), we had neither a formal compensation policy for our non-employee directors nor a formal policy of reimbursing expenses incurred by non-employee directors in connection with their board service. However, we reimbursed our non-employee directors for reasonable expenses incurred in connection with their attendance at Board of Directors or committee meetings and occasionally granted stock options.

Non-Employee Director Compensation Policy Related to 2021 Compensation
In connection with the Business Combination, we adopted a new non-employee director compensation policy that became effective as of the Closing. Our non-employee director compensation policy is designed to align the interests of the non-employee directors with the interests of stockholders through equity awards and to attract and retain high quality non-employee directors by providing competitive compensation. Our policy is also designed to provide the appropriate amount of compensation based on the roles served, with additional cash retainers for service on committees and higher retainers for service as the lead independent director of our Board of Directors and as chairperson of our committees. Our policy also provides that we will reimburse our non-employee directors for reasonable expenses incurred in connection with their attendance at Board of Directors or committee meetings. During the year ended December 31, 2021, the non-employee directors eligible for compensation under the Non-Employee Director Compensation Policy were Chelsea Clinton, Demetrios L. Kouzoukas, William G. Robinson, Jr., Lee A. Shapiro, and Nathaniel S. Turner. Mr. Turner resigned from the Board in May 2022. Carladenise Armbrister Edwards began to receive compensation in July 2022 upon her appointment as a director. Neither Mr. Garipalli nor Mr. Toy received any additional compensation for service as a director for 2021.

The policy provides for the following annual cash retainers, which are payable quarterly in arrears and pro-rated for partial quarters of service:

Annual Board Member Service Retainer
•All Outside Directors: $50,000
•Outside Director serving as Chairperson: $50,000 (in addition to above)
•Outside Director serving as Lead Independent Director: $30,000 (in addition to above)
Annual Committee Member Service Retainer
•Member of the Audit Committee: $10,000
•Member of the Talent and Compensation Committee: $7,500
•Member of the Nominating and Corporate Governance Committee: $5,000
Annual Committee Chair Service Retainer (in lieu of the Annual Committee Member Service Retainer)
•Chairperson of the Audit Committee: $25,000
•Chairperson of the Talent and Compensation Committee: $20,000
•Chairperson of the Nominating and Corporate Governance Committee: $15,000

The policy also provides for equity awards of restricted stock units ("RSUs") to be granted to the non-employee directors. For the period between the policy's adoption and the 2022 Annual Meeting, the policy provided for certain transitional initial and annual RSU grants to our non-employee directors as follows:

Equity Grants Prior to 2022 Annual Meeting
Prior to the 2022 Annual Meeting, non-employee directors received transitional RSU grants upon the following terms, which will vest, subject to continuous service through the applicable vesting dates:
•Non-employee directors who were initially elected or appointed on or after January 7, 2021, but before April 1, 2021, were granted RSUs valued at $400,000, 50% of which vested on the first anniversary of the Closing and the remaining 50% of which will vest on the date of the 2022 Annual Meeting.

•Non-employee directors who were initially elected or appointed on or after April 1, 2021, but before the 2022 Annual Meeting, were entitled to be granted RSUs valued at $200,000, with full vesting scheduled to occur on the date of the 2022 Annual Meeting.
•Non-employee directors who served as members of the Board of Directors of Legacy Clover prior to the Business Combination and continued to serve as members of our Board of Directors after the Closing were granted RSUs valued at $283,888 (which represents a pro rated grant value of $400,000 with the pro ration based on the number of whole months for the period between the Closing until the then anticipated date of the 2022 Annual Meeting), which RSUs will vest in full on the actual date of the 2022 Annual Meeting.
•Under these guidelines, we granted 54,200 transitional RSUs to each of Mr. Robinson and Mr. Shapiro, effective April 1, 2021, 38,392 transitional RSUs to each of Mr. Turner and Ms. Clinton effective April 1, 2021, and 25,608 transitional RSUs to Mr. Kouzoukas effective April 13, 2021. In addition, due to the timing of Dr. Edwards' joining the Board in July 2022 in relation to the 2022 Annual Meeting date, Dr. Edwards' initial grant, made on July 22, 2022, was pro rated.

Other Equity Grant Terms
If a non-employee director remains in service on our Board of Directors until immediately prior to the closing of a "change in control" (as defined in our 2020 Equity Incentive Plan), the unvested portion of any RSU award granted to such director under the policy will vest in full immediately prior to and contingent upon the consummation of such change in control. In addition, the number of RSUs granted based on the values specified in our policy is determined by dividing the specified value by the closing price of our Class A common stock on the date of grant (or on the closest prior trading date), rounded down to the nearest whole number.

The non-employee director compensation policy is reviewed by the Board periodically and may be amended from time to time.

Director Compensation Table for Fiscal Year 2021
The following table contains information concerning the compensation of our non-employee directors for the year ended December 31, 2021:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)		All Other Compensation ($)	Total ($)
Chelsea Clinton	65,625	283,333	(4)	—	348,958
Demetrios L. Kouzoukas	58,250	199,998	(5)	—	258,248
William G. Robinson, Jr.	60,999	399,996	(6)	—	460,995
Lee A. Shapiro	90,000	399,996	(6)	—	489,996
Nathaniel S. Turner	55,007	283,333	(4)	—	338,340
(1) Dr. Edwards joined the Board in July 2022, and therefore did not receive any compensation in respect of fiscal year 2021.
(2) Amounts shown in this column reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) for the transitional RSUs granted during 2021. These amounts reflect our accounting expense for these RSUs and do not represent the actual economic value that may be realized by the non-employee director. The grant date fair value of the RSUs is measured based on the closing price of our Class A common stock on the date of grant. See Note 18 (Employee Benefit Plans) to our audited financial statements in this report for further information about the assumptions underlying the calculations made with respect to RSU grants.
(3) Our non-employee directors who served in 2021 held the following number of unexercised stock options and unvested RSUs as of December 31, 2021:

Name	Options Outstanding	Unvested Restricted Stock Units Outstanding
Chelsea Clinton	685,690	38,392
Demetrios L. Kouzoukas	N/A	25,608
William G. Robinson, Jr.	N/A	54,200
Lee A. Shapiro	N/A	54,200
Nathaniel S. Turner	N/A	38,392
(4) Represents the aggregate grant date fair value of 38,392 RSUs granted on April 1, 2021, which vest in full on the date of our 2022 annual meeting of our stockholders (2022 Annual Meeting).

(5) Represents the aggregate grant date fair value of 25,608 RSUs granted on April 13, 2021, which vest in full on the date of our 2022 Annual Meeting.
(6) Represents the aggregate grant date fair value of 54,200 RSUs granted on April 1, 2021, 50% of which vested on January 7, 2022, and 50% of which will vest on the date of our 2022 Annual Meeting.

The information contained in the following report of the Talent and Compensation Committee is not considered to be "soliciting material," "filed," or incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Compensation Committee Report
The Talent and Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Talent and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted by the Compensation Committee of the Board of Directors:
Chelsea Clinton
William G. Robinson, Jr.
Carladenise Armbrister Edwards

Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or CD&A, explains our executive compensation philosophy and objectives. It also describes our fiscal year 2021 executive compensation program and the compensation paid in 2021 to our named executive officers ("NEOs"), who were:

•Vivek Garipalli, our Chief Executive Officer ("CEO")
•Mark C. Herbers, our former Interim Chief Financial Officer
•Andrew Toy, our President
•Jamie L. Reynoso, our Chief Operating Officer
•Prabhdeep Singh, our Chief Growth Officer
•Joseph Wagner, our former Chief Financial Officer

In July 2021, Prabhdeep Singh joined the Company as our Chief Growth Officer. In August 2021, Joseph Wagner stepped down from his role as Chief Financial Officer of the Company, and Mark C. Herbers joined the Company to serve as our Interim Chief Financial Officer while the Company conducted a search for a permanent Chief Financial Officer. Mr. Herbers provided services to us under an agreement with AP Services, LLC, an affiliate of Mr. Herbers' employer, AlixPartners, LLP. In July 2022, Scott J. Leffler became Chief Financial Officer of the Company, replacing Mr. Herbers as the Company’s principal financial officer and principal accounting officer. On August 8, 2022, the Company announced a plan of succession whereby, effective as of January 1, 2023, Mr. Garipalli will become the Executive Chairman of the Board and leave his position as Chief Executive Officer, and Andrew Toy, the Company’s current President, will be promoted to the position of Co-Founder and Chief Executive Officer and will no longer serve in his role as President.

This CD&A provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy those objectives, the policies underlying our 2021 executive compensation program, and the compensation awarded to our named executive officers for 2021, and does not give effect to the succession plan or other changes to our executive officers’ compensation that occurred after January 1, 2022 and that are not related to compensation matters for 2021. The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures.

2021 Executive Compensation Overview
Philosophy and Objectives

The cornerstone of our compensation philosophy is pay for performance. We tie a significant portion of our compensation for our named executive officers ("NEOs") to the achievement of both near-term and long-term Company operating and financial goals. We consider all equity awards to be "at-risk" compensation because their value depends on Company performance. Under this rubric, all of the compensation awarded in fiscal 2021 to Vivek Garipalli, our CEO, was performance-based or at risk, and a substantial majority of the target compensation awarded in fiscal 2021 to our other NEOs, as a group, was performance-based or at risk. Pay-for-performance compensation motivates our NEOs to achieve our strategic plan targets.

By linking compensation to the achievement of the Company's performance goals and refraining from special benefits, "golden parachute" excise tax gross-ups, or accelerated equity vesting (except in limited circumstances), we create long-term stockholder value and aligns the interests of our NEOs with those of our stockholders.

We also seek to attract, motivate, and retain highly-qualified, top-performing executives who are committed to the Company's mission, performance, and culture, by paying them competitively compared to our peer companies.

What We Do
•Reward performance that meets our predetermined goals
•Base a significant portion of our CEO's and NEOs' compensation on performance
•Align the interests of our NEOs with our stockholders by having a significant portion of compensation be equity awards
•Cap payouts under our plans to discourage inappropriate risk taking by our NEOs
•Have double-trigger change in control provisions for equity awards
•Have only independent directors on our Talent and Compensation Committee
•Our Talent and Compensation Committee retains an independent compensation consultant

What We Do Not Do
•Permit short-sales, hedging or pledging of our stock
•Enter into employment agreements that provide for fixed terms or automatic compensation increases
•Pay excessive change in control benefits
•Provide executives with golden parachute tax gross-ups or excessive perquisites
•Permit repricing or cashing out underwater stock options without stockholder approval
•Maintain executive pension plans or retirement programs not generally available to all employees
•Take excessive risks due to our compensation program's annual risk assessment

Executive Compensation Decisions Related to Executive Team Changes

Employment Agreement with Prabhdeep Singh

In June 2021, we entered into an employment agreement with Mr. Singh, our Chief Growth Officer, under which Mr. Singh will receive an annual base salary of $400,000 and an initial target cash bonus opportunity of fifty percent (50%) of his base salary, which was prorated for his first year of employment. Pursuant to his employment agreement, we also granted Mr. Singh certain equity awards as described in "—Equity Awards for Other Executive Officers" below.

Mr. Singh's employment agreement also provides for certain severance benefits, which we discuss in "Potential Payments upon Termination or Change in Control" below.

Joseph Wagner Separation Agreement

In connection with his departure from employment on August 13, 2021, the Company entered into a separation agreement with Mr. Wagner, pursuant to which in exchange for a general release of claims against the Company, Mr. Wagner (i) received one month of COBRA premiums, (ii) received an extension of the post-termination exercise period in which he can exercise his then-vested and unexercised non-qualified stock options until August 13, 2022, and (iii) retained his Company-issued laptop. Pursuant to the separation agreement, Mr. Wagner will also receive $10,000 per month for a period of up to one year in exchange for consulting services provided to the Company.

This agreement is discussed in more detail in "Severance and Change in Control Benefits" below.

Agreement with AP Services, LLC

Upon the departure of Mr. Wagner on August 13, 2021, Mr. Herbers was appointed to serve as our Interim Chief Financial Officer while we conducted a search for a permanent Chief Financial Officer. In connection with Mr. Herbers' appointment, we entered into an Agreement for the Provision of Interim Management Services ("Interim Service Agreement") with AP Services, LLC ("APS"), an affiliate of AlixPartners, LLP, where Mr. Herbers has been employed as a Director since 2014 and where Mr. Herbers continued to be employed while serving as our Interim Chief Financial Officer. The Interim Services Agreement provided for payments by us of $175,000 per month in professional fees and $3,500 per month in administrative fees for Mr. Herbers' services as interim Chief Financial Officer, and permitted the agreement to be terminated by either party at any time by written notice to the other party, subject to the payment of fees and expenses incurred by APS through the date of the termination.

Employment Agreement with Jamie L. Reynoso

Effective as of December 31, 2021, we entered into an employment agreement with Ms. Reynoso, our Chief Operating Officer, which provides for an annual base salary of $425,000 and an initial target cash bonus opportunity of sixty (60%) of her base salary. Pursuant to her employment agreement, Ms. Reynoso is also entitled to receive certain equity awards as described in "—Equity Awards for Other Executive Officers" below. The December 31, 2021, employment agreement replaced an offer letter agreed to between Ms. Reynoso and the Company when Ms. Reynoso joined the Company as Chief Operating Officer in July 2020.

Ms. Reynoso's employment agreement also provides for certain severance benefits, which we discuss in "Potential Payments upon Termination or Change in Control" below.

Elements of Compensation
The three core components of our NEO direct compensation program are base salary, annual incentive bonuses, and equity awards. The Talent and Compensation Committee considers each compensation component individually and all components in the aggregate when making decisions regarding amounts awarded under each component. The Talent and Compensation Committee's intent is generally to set each NEO's base salary, target total cash compensation (base salary plus annual incentive bonuses at the target performance level), and total direct compensation (which also includes equity awards) to be competitive with the 50th to 75th percentile of the peer group survey data received from the Talent and Compensation Committee's independent consultant, with appropriate adjustments to reflect the specific situation of each NEO, including how their roles may differ from those at other companies.

Base salary is viewed as a primary indicator of the market value needed to attract and retain executives with the skills and expertise to perform the duties and discharge the responsibilities of their positions. Annual incentive awards are a means of rewarding job performance against that year's operating plan. Equity awards are generally utilized as a means of linking executives' long-term compensation to the Company's long-term performance and retaining talent.

The Company's compensation program rewards executive officers for progress against corporate operating goals and for their individual contributions.

Element	Form	Objectives and Basis
Base Salary	Cash	Attract and retain highly qualified executives to drive our success
Annual Incentive Bonuses	Cash	Drive short-term Company performance
Target bonus amount set as a percentage of base salary
Actual payout based 80% on achievement of specified Company operating goals and 20% on individual performance
Equity Awards	Performance-Based RSUs ("PRSUs") and Time-Based RSUs	Drive long-term Company performance, align interests of executives with those shareholders, retain executives through long-term vesting, and provide potential wealth accumulation
PRSUs for CEO and President are earned based on pre-established stock price milestones and continued service
PRSUs for Ms. Reynoso were earned based on achievement of pre-established Company performance operating goals and vest with continued service

RSUs typically vest annually over four-year periods, subject to continued service with us, and become more valuable as our stock price increases, which aligns our NEOs' interests with those of all stockholders

Other Executive Benefits	Limited (See "Other Executive Benefits" below)	Provide for the safety and wellness of our executives
Offer competitive benefits generally available to all employees

There are two notable exceptions to our overall 2021 compensation program. Mr. Garipalli, our CEO, pursuant to his employment agreement with us, agreed to forgo any base salary and annual incentive compensation. In addition, Mr. Herbers, our Interim Chief Financial Officer, was compensated through our agreement with AP Services, LLC, an affiliate of Mr. Herbers' employer, AlixPartners, LLP, under which the Company paid $175,000 per month in professional fees and a monthly administrative fee of $3,500 for Mr. Herbers' services. Mr. Herbers and AP Services, LLC were entitled to no other compensation from us in connection with Mr. Herbers' service to the Company.

Base Salary
Base salary is a fixed component of our NEOs' compensation and does not vary with Company performance. Base salaries are generally set at levels intended to be competitive and commensurate with each executive officer's position, performance, skills and experience to attract and retain the best talent. The Talent and Compensation Committee reviews base salaries for our executive officers annually and adjusts them, if needed, to reflect changes in market conditions or other factors, including changed responsibilities as our executive officers' positions evolve.

Two of our NEOs' base salaries increased in fiscal 2021. Pursuant to his employment agreement, effective as of the closing of the Business Combination, Mr. Toy's annual base salary increased from $400,000 to $450,000. In addition, in July 2021, our Talent and Compensation Committee raised Ms. Reynoso's base salary from $400,000 to $425,000. These base salary increases reflected market competitiveness and Mr. Toy's and Ms. Reynoso's increased duties.

Annual Incentive Bonuses
The Company implemented an annual cash bonus program in 2021. We use annual cash bonuses to align NEO performance with our near-term financial and operating objectives. Cash bonus target amounts are set as a percentage of base salary, and our Talent and Compensation Committee establishes Company performance goals, which are described in more detail below. For each executive officer eligible for an annual cash bonus for fiscal year 2021, 80% of the target bonus payout was based on Company performance against the pre-determined performance goals, and 20% was based on individual performance. In January 2022, the Talent and Compensation Committee certified the bonus payouts based on achievement against the pre-determined performance goals and its assessment of individual NEO performance.

As noted above, Mr. Garipalli and Mr. Herbers were not eligible for annual cash bonuses and did not receive bonus payments for 2021, and Mr. Wagner forfeited eligibility for a cash bonus when he departed employment in August 2021. Mr. Toy, Ms. Reynoso, and Mr. Singh, pursuant to their employment agreements with us, were eligible for annual cash bonuses of up to 100%, 60%, and 50% of their annual base salaries, respectively.

Name	2021 Target Cash Bonus (% of Base Salary)
Vivek Garipalli	—
Mark C. Herbers	—
Andrew Toy	100%
Jamie L. Reynoso	60%
Prabhdeep Singh	50%
Joseph Wagner	N/A

For fiscal year 2021, the Talent and Compensation Committee established three equally-weighted Company performance metrics for annual incentive bonuses for the Company's executive officers:
•Growth in the number of our Medicare Advantage members on January 1, 2022, versus January 1, 2021 (MA Growth);
•Growth in the number of our Direct Contracting beneficiaries on January 1, 2022, versus the launch of the program in April 2021 (DC Growth); and
•The normalized medical care ratio for our Medicare Advantage plans, which is a measure that excludes the impacts of the COVID-19 pandemic from the calculation of our Medicare Advantage medical care ratio, which is defined as total net medical claims incurred divided by premiums earned, net ("MCR").

It also established threshold and target performance levels and maximum payout amounts for annual bonuses for each metric, with the achievement percentage to be interpolated between these levels linearly. In January 2022, the Talent and Compensation Committee reviewed Company performance against these performance levels and determined that the MA Growth performance metric was achieved at 66%, based on Company performance against the MA Growth performance levels, which were as follows:

MA Growth
50% (Threshold)	75%	100% (Target)	150% (Maximum)	FY 2021 Achievement %
82,303	85,595	88,888	93,826	66%

The Talent and Compensation Committee also determined that the threshold performance level of 200,000 Direct Contract beneficiaries for the DC Growth performance metric and the threshold performance level of 94% for the normalized MCR performance metric were not satisfied and that these performance metrics would therefore be assigned an achievement percentage of 0%. Accordingly, the Talent and Compensation Committee determined that overall performance against the Company performance metrics was achieved at 22% for the Company's executive officers.

In January 2022, our Talent and Compensation Committee also assigned each executive officer eligible to receive an annual bonus an individual performance at 0% of target for fiscal year 2021 based on factors which included the Company's overall performance achievement level. Based on these performance determinations, i.e., 22% company performance weighted at 80% and 0% individual performance weighted at 20%, Mr. Toy, Ms. Reynoso, and Mr. Singh were paid cash incentive bonuses for fiscal year 2021 of $79,200, $43,459, and $17,600, respectively. Ms. Reynoso's incentive bonus payment reflects the fact that her base salary was increased part-way through the year, and Mr. Singh's incentive bonus payment was pro-rated to reflect the fact that he joined us halfway through the fiscal year.

Equity Awards
The majority of the target total direct compensation of our NEOs is provided through equity awards of restricted stock units ("RSUs") and PRSUs. For example, for fiscal year 2021, 100% of Mr. Garipalli's compensation was in the form of RSU and PRSU grants. By having a significant percentage of target total direct compensation payable in the form of equity awards that vest over a number of years and, for PRSUs, upon the achievement of Company goals and, thus, subject to higher risk than cash compensation, our executive officers are motivated to remain employed and to take actions that will benefit us and our stockholders over the long term. We structure our equity awards to maximize retention in consideration of the executive officer's total compensation package. Pursuant to this end, we have made equity grants in connection with the Business Combination, the hiring of an executive officer, and the annual review of compensation packages by our Talent and Compensation Committee.

The Talent and Compensation Committee considers each NEO's role, responsibilities, past performance, future potential, current level of ownership, and amount of unvested equity holdings in determining whether and the amount of equity to grant to each NEO. We grant service-based vesting RSUs that generally vest annually over a four-year period, PRSUs, and hybrid PRSUs that have both service and performance-based vesting requirements. Our PRSUs require achievement of a threshold level of performance to vest in the minimum number of PRSUs. If the performance level is satisfied, generally one third of the PRSUs for which the requisite performance level has been satisfied vest on the date on which the Talent and Compensation Committee certifies the performance results, and the remaining portion of the PRSUs vest in two equal installments on the first day of the two fiscal years following the certification date, subject to the applicable executive officer's continued service through each vesting date.

Equity Awards for Vivek Garipalli and Andrew Toy
In 2021, our Board of Directors granted the following special long-term equity awards to Mr. Garipalli and Mr. Toy in connection with the Business Combination and pursuant to their employment agreements with us.

Vivek Garipalli

Mr. Garipalli was granted a hybrid PRSU award covering 7,164,581 shares of Class B common stock, which vests if both of the following two conditions are satisfied:

•Service - 20% will be satisfied on each anniversary of January 7, 2021, subject to Mr. Garipalli's continued service to us as our CEO, Co-CEO or Executive Chairman through each date; and
•Performance - Measured beginning after January 7, 2022, 50% will be satisfied upon our volume-weighted average stock closing price reaching $20 for 90 consecutive calendar days, and the remaining 50% will be satisfied upon our volume-weighted average stock closing price reaching $25 for 90 consecutive calendar days; provided such events occur within five years of January 7, 2021.

In addition, Mr. Garipalli received a hybrid PRSU award covering 5,571,164 shares of Class B common stock, which vest if each of the following two conditions are satisfied:

•Service - 20% will be satisfied on each anniversary of January 7, 2021, subject to Mr. Garipalli's continued service to us as our CEO, Co-CEO or Executive Chairman through each date; and
•Performance - Measured beginning after January 7, 2022, the performance condition will be satisfied if our volume-weighted average stock closing price reaches $30 for 90 consecutive calendar days, provided such events occur within five years of January 7, 2021.

Mr. Garipalli was also granted an RSU award covering 16,713,491 shares of Class B common stock that vests as to 20% of the RSUs on each of the first five anniversaries of January 7, 2021, subject to Mr. Garipalli's continuous service as our CEO, Co-CEO or Executive Chairman through each vesting date.

Andrew Toy

Mr. Toy was granted a hybrid PRSU award covering 3,582,291 shares of Class B common stock, which vests if both of the following two conditions are satisfied:

•Service - 20% will be satisfied on each anniversary of January 7, 2021, subject to Mr. Toy's continued service to us through each date; and
•Performance - Measured beginning after January 7, 2022, the performance condition will be satisfied upon our volume-weighted average stock closing price reaching $20 for 90 consecutive calendar days; provided it occurs within five years of January 7, 2021.

In addition, Mr. Toy received a hybrid PRSU award covering 11,142,328 shares of Class B common stock, which vest if each of the following two conditions are satisfied:

•Service - 20% will be satisfied on each anniversary of January 7, 2021, subject to Mr. Toy's continued service to us through each date; and
•Performance - Measured beginning after January 7, 2022, 50% will be satisfied upon our volume-weighted average stock closing price reaching $25 for 90 consecutive calendar days, and the remaining 50% will be satisfied upon our volume-weighted average stock closing price reaching $30 for 90 consecutive calendar days; provided it occurs within five years of January 7, 2021.

Also in connection with the Business Combination and pursuant to his employment agreement, the Board of Directors accelerated in full the vesting of Mr. Toy's stock option granted on February 4, 2020, to purchase 3,669,607 shares of our Class A common stock.

For a description of the change in control and severance provisions related to Mr. Garipalli's and Mr. Toy's PRSU and RSU grants in 2021, please see "—Potential Payments Upon Termination or Change in Control" below.

To date, none of the performance conditions for Mr. Garipalli's and Mr. Toy's hybrid PRSU awards has been satisfied.

Equity Awards for Other Executive Officers
Jamie L. Reynoso

For fiscal year 2021, Ms. Reynoso received an equity award, 70% of which was in the form of service-based RSUs covering 220,820 shares of Class A common stock, and 30% of which was in the form of performance-earned PRSUs covering 94,637 shares of Class A common stock, representing the number of PRSUs that would be earned if the target level of performance was achieved. The specific number of PRSUs earned was determined based on the Company's achievement against MA Growth and DC Growth goals as of January 1, 2022, and an MCR goal for fiscal year 2021. Please see the discussion under "Annual Incentive Bonuses," above, for more information about these Company operating metrics. The three metrics were weighted equally, and the Talent and Compensation Committee assigned threshold (50%), target (100%) and maximum (150%) performance levels and the number of units earned at each level for each metric. The maximum number of PRSUs that could have been earned if maximum performance was achieved under each metric was 141,955. The Talent and Compensation Committee reviewed Company performance against the performance goals for 2021 and determined that performance was achieved at 17% of target. Accordingly, effective January 31, 2022, Ms. Reynoso earned 15,771 PRSUs, which will vest in three equal installments on January 31, 2022, January 1, 2023, and January 1, 2024, subject to her continued service to the Company through each vesting date. The 220,820 RSUs vest in four equal installments on the first four anniversaries of January 7, 2021, subject to Ms. Reynoso continuing to provide services to the Company through each vesting date. Under her employment agreement with the Company, Ms. Reynoso is also eligible for future annual RSU or PRSU awards.

For a description of the change in control and severance provisions related to Ms. Reynoso's equity grants, please see "—Potential Payments Upon Termination or Change in Control" below.

Prabhdeep Singh

Pursuant to his employment agreement, Mr. Singh received a grant of 52,798 RSUs, which will vest in full on July 6, 2022, and a grant of 211,193 RSUs, which will vest as to 25% of the RSUs on each of the first four anniversaries of July 6, 2021, in each case subject to his continued service to us through such vesting dates.

In addition, pursuant to his employment agreement, Mr. Singh was also eligible for additional RSU grants if the number of members enrolled in one of the Company's Medicare Advantage plans met or exceeded certain thresholds established by the Talent and Compensation Committee. After the end of the fiscal year, the Talent and Compensation Committee reviewed Company performance against these performance goals and determined that the thresholds were not met and that these grants would not be made to Mr. Singh.

For a description of the change in control and severance provisions related to Mr. Singh's equity grants, please see "—Potential Payments Upon Termination or Change in Control" below.

Joseph Wagner and Mark C. Herbers

Mr. Wagner did not receive any equity awards during fiscal year 2021. Please see the discussion below under "Separation Agreement – Joseph Wagner" for information about the treatment of his equity awards in connection with his separation from the Company in August 2021. Pursuant to the agreement between AP Services, LLC, an affiliate of AlixPartners, LLP, Mr. Herbers' employer, and the Company, Mr. Herbers was not eligible for and did not receive any equity awards during 2021.

Severance and Change in Control Benefits
The following table describes the severance benefits in the employment agreements we have with our NEOs.

Termination and Change in Control Protections
Philosophy	Considerations	Terms
Attract and Retain Executives:
Intended to ease an NEO's transition due to an unexpected employment termination or retirement.

Retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering strategic alternatives.

The employment of our NEOs is "at will," meaning we can terminate them at any time and they can terminate their employment with us at any time.

Arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

Agreements with Certain NEOs:
Provide for certain cash payments, and/or the vesting of certain equity awards and COBRA benefits, in the event there is a separation of employment under various circumstances, subject to the execution of a release of claims.

Generally provide for accelerated vesting of equity awards upon a change in control if the recipient is terminated by the acquiring entity in connection with the change in control under specified circumstances, subject to the execution of a release of claims.

Align Interests with Stockholders: Mitigate any potential employer liability and avoid future disputes or litigation.	"Double-trigger" provisions preserve morale and productivity, and encourage executive retention in the event of a change in control.
These provisions are considered typical components of compensation programs for executive officers among our fiscal year 2021 peer group.

Separation Agreement with Joseph Wagner
In August 2021, we entered into a separation agreement with our former Chief Financial Officer, Mr. Wagner, pursuant to which in exchange for a general release of claims against the Company, Mr. Wagner (i) received reimbursement of one month of COBRA premiums, (ii) received an extension of the post-termination exercise period in which he can exercise his then-vested and unexercised non-qualified stock options until August 12, 2022, and (iii) retained his Company-issued laptop. Pursuant to the separation agreement, Mr. Wagner also entered into a consulting relationship with the Company for a period of up to one year for which he will be compensated $10,000 per month of service. If during Mr. Wagner's one year consulting period we hire and onboard a new Chief Financial Officer, Mr. Wagner's services to us will terminate 60 days after the Chief Financial Officer begins employment, and Mr. Wagner will become entitled to the consulting fees that he would have received if he had continued providing services to us for the full one-year consulting period.

For additional information, please see "—Potential Payments Upon Termination or Change in Control" below.

Other Executive Benefits
In fiscal year 2021, subject to minor exceptions, we did not provide perquisites to our NEOs that were not generally available to other employees. Our executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case, on the same basis as all other employees.

We maintain a 401(k) plan that provides eligible employees, including our executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Employees are immediately and fully vested in their contributions. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Executive Compensation Policies and Practices

Hedging, Pledging and Insider Trading
Our Insider Trading Policy applies to all of our directors, officers, employees and certain designated contractors and vendors and expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our equity securities, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds. Directors, officers, and other employees are prohibited from holding the Company's securities in a margin account or otherwise pledging the Company's securities as collateral for a loan unless approved by the Company's Corporate Compliance Officer. In addition, we prohibit our executive officers, directors and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit, and we maintain quarterly black-out windows during which applicable individuals may not trade.

Pursuant to the terms of our Insider Trading Policy, our executive officers and members of our Board of Directors are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 ("10b5-1 Plans") so that they may make predetermined trades of our stock. Certain senior executives, as identified by the Corporate Compliance Officer, are required under our Insider Trading Policy to adopt 10b5-1 Plans to make any trades of our stock.

Equity Grant Practices
Equity awards for our executive officers are typically granted pursuant to a formula based on a specified dollar amount, with the number of RSUs for each RSU and PRSU grant determined by dividing the dollar amount by the closing market price of our stock for a specified period through the grant date. In addition, the Talent and Compensation Committee has delegated authority to our CEO and President to make new hire and promotion grants, within certain parameters, to employees below the vice president level. All other equity grants must be approved by the Talent and Compensation Committee.

Our Compensation-Setting Process

Role of Talent and Compensation Committee
The Talent and Compensation Committee works closely with its independent consultant and meets regularly, including in executive sessions without members of management present, to make decisions about the compensation of our CEO and other executive officers. The committee reviews a variety of market data and information, including Company, peer company and industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The committee chairperson reports the actions of the committee to our Board of Directors. The responsibilities of the Talent and Compensation Committee include, among other things, reviewing and approving (or making recommendations to the Board of Directors, as applicable, regarding):

•overall compensation strategy;
•amounts and forms of executive compensation, including base salary, incentive compensation and equity-based compensation;
•goals and objectives to be considered in determining the compensation of the CEO and other executive officers;
•annual and long-term incentive plans and benefit plans;
•Board of Director compensation;
•annual proxy disclosure/CD&A disclosure; and

•compensation peer group.

Role of Independent Compensation Consultant
The Talent and Compensation Committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to, the Talent and Compensation Committee. The committee has sole authority to retain and terminate the independent compensation consultant. At the Talent and Compensation Committee's discretion, the independent compensation consultant:

•provides independent advice to the committee on current trends and best practices in compensation design;
•advises on plans or practices that may improve the effectiveness of our compensation program;
•attends committee meetings;
•assists the committee in determining peer companies and evaluation compensation proposals; and
•conducts compensation-related research.

In making fiscal year 2021 compensation decisions, the Talent and Compensation Committee retained Radford Data & Analytics of Aon ("Radford") to assist with selecting an appropriate peer group for executive compensation benchmarking purposes, designing and reviewing our executive compensation programs and understanding executive compensation trends and best practices in compensation design.

The Talent and Compensation Committee has analyzed and determined that the work of Radford, as a compensation consultant, has not created any conflict of interest and is independent under the applicable listing rules.

Role of Management
Our CEO and our other executive officers do not set their own compensation nor are they present when the Talent and Compensation Committee establishes their specific individual compensation. Our CEO will provide an evaluation of each other NEO's performance to the Talent and Compensation Committee and will make recommendations regarding the base salary, target annual incentive bonuses and equity awards for other executive officers than himself. The CEO's recommendations are considered by the Talent and Compensation Committee, which makes its own ultimate determinations as to compensation.

The human resources department provides additional analysis and guidance as requested by the Talent and Compensation Committee related to NEO compensation, including the following:
•developing, summarizing, and presenting information and analyses to enable the committee to execute its responsibilities, as well as addressing specific requests for information from the committee;
•attending committee meetings, as requested, to provide information, respond to questions, and otherwise assist the committee; and
•assisting the CEO in making preliminary recommendations of base salary structure and cash and equity incentive awards.

Peer Group
For fiscal 2021, the primary peer group used to inform our Talent and Compensation Committee of pay decisions and practices included:

Primary Peer Group Companies
1Life Healthcare	Lemonade Inc.
Alarm.com	Livongo Health
Allscripts Healthcare Solutions	Medallia
Change Healthcare	Oak Street Health
Dropbox	Omnicell
eHealth	Progyny
Evolent Health	SelectQuote, Inc
GoHealth, Inc.	Stitch Fix
Guidewire Software	Tabula Rasa HealthCare
HealthEquity	Teladoc Health
Inovalon

The peer group companies were chosen based on, among other things, (i) industry, including healthcare and technology companies, (ii) revenue, (iii) revenue growth, (iv) market cap and (v) market cap as a multiple of revenue.

Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Talent and Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Talent and Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Compensation Risk Assessment
The Talent and Compensation Committee has assessed our compensation philosophy and objectives, and the forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Talent and Compensation Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:
•a balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards);
•a mix of short-term and long-term incentives, with short-term incentives currently representing a lower proportion of the total mix;
•cash and equity incentives solely based on achieving company performance objectives;
•caps on annual cash incentive payouts;
•general alignment with prevalent low-risk pay practices; and
•policies prohibiting hedging and pledging by our employees, officers or directors.

Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for each of the last three or fewer fiscal years during which such individuals were determined to be NEOs:

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)(4)		Total ($)
Vivek Garipalli	2021	—	(5)	—	389,569,439	(6)	—		—	—		389,569,439
Chief Executive Officer	2020	—	(5)	—	—		—		—	—		—
	2019	—	(5)	—	—		—		—	—		—
Mark C. Herbers	2021	—		—	—		—		—	1,034,886	(7)	1,034,886
Interim Chief Financial Officer
Andrew Toy	2021	450,000		200	141,449,617	(6)	—		79,200	8,490		141,987,507
President	2020	415,385		—	—		8,190,695	(8)	—	11,805		8,617,885
	2019	400,000		—	—		—		—	23,593		423,593
Jamie L. Reynoso	2021	411,539		200	2,586,747	(9)	—		43,459	6,539		3,048,484
Chief Operating Officer
Prabhdeep Singh	2021	190,769		—	2,470,956	(9)	—		17,600	—		2,679,325
Chief Growth Officer
Joseph Wagner	2021	291,958		200	60,000	(10)	—		—	55,184		407,342
Former Chief Financial Officer
(1) For 2019 and 2020, this column represents base salary earned. For 2021, this column represents base salary or base compensation earned, and the figure reported for Mr. Wagner for 2021 includes (i) base salary of $253,846 and (ii) accrued and unused vacation of $38,112 paid to Mr. Wagner in connection with his termination of employment.
(2) Amounts in this column reflect employee appreciation bonuses.
(3) See the "Grants of Plan-Based Awards for the Year Ended December 31, 2021" table below for information on awards reported in these columns.
(4) The amounts reported consist of (i) car services and related transportation costs for Mr. Toy, (ii) matching 401(k) contributions by the Company, (iii) consulting fees for Mr. Wagner earned in the period after his August 13, 2021 termination of employment, (iv) one month of COBRA premiums paid for Mr. Wagner, (v) the value of Mr. Wagner's Company-issued laptop ((iv) and (v), as further described in "--Separation Agreement with Joseph Wagner") and (vi) the value of a gift card awarded to Mr. Toy, in the following amounts:

Name	Fiscal Year	Transportation	401(k) Contributions	Consulting Fees	COBRA premium	Laptop	Gift Card
Andrew Toy	2021	$456	$8,001	—	—	—	$33
Prabhdeep Singh	2021	—	—	—	—	—	—
Jamie L. Reynoso	2021	—	6,539	—	—	—	—
Joseph Wagner	2021	—	11,577	$4,000	$2,407	$1,200	—
(5) At his own recommendation to our Board of Directors and in accordance with his employment agreement, Mr. Garipalli elected to forgo any compensation other than equity awards for 2021, 2020, and 2019.
(6) Represents the aggregate grant date fair value of RSU and hybrid PRSU awards granted computed in accordance with FASB ASC Topic 718, as discussed in Note 18 to our Consolidated Financial Statements included elsewhere in this report. Note that the amounts reported in this column reflect the accounting value for the RSU and hybrid PRSU awards and may not correspond to the actual economic value that may be received by the named executive officer from the award. The grant date fair value of the RSU awards to Mr. Garipalli and Mr. Toy were measured based on the closing price of our Class A common stock on the date of grant. The stock price milestone conditions of the PRSUs awarded during 2021 to Mr. Garipalli and Mr. Toy constitute a "market condition" under FASB ASC Topic 718. The full grant date fair value of the hybrid PRSUs was determined using a Monte Carlo simulation pricing model ("Monte Carlo model") on the date the hybrid PRSUs were awarded. The table below sets forth the significant inputs and assumptions used in the Monte Carlo model for the hybrid PRSUs:

Name	Fiscal Year	Grant Date	Units	Market-Related Component Grant Date Fair Value ($)	Expected Volatility (%)	Risk-Free Interest Rate for Remaining Performance Period (%)	Expected Dividend Yield
Vivek Garipalli	2021	01/07/2021	7,164,581	76,804,308	40.70	0.05	—
	2021	01/07/2021	5,571,164	45,015,005	40.70	0.05	—

Andrew Toy	2021	01/07/2021	3,582,281	41,948,628	40.70	0.05	—
	2021	01/07/2021	11,142,328	99,500,989	40.70	0.05	—
(7) Effective August 13, 2021, Mr. Wagner departed as our Chief Financial Officer, and Mr. Herbers began providing professional services as our Interim Chief Financial Officer. Compensation for Mr. Herbers' services to the Company was made directly to AP Services, LLC, an affiliate of Mr. Herbers' employer, AlixPartners LLP, pursuant to the Agreement for the Provision of Interim Management Services between the Company and AP Services, LLC. For Mr. Herbers' services, the Company paid AP Services, LLC, $175,000 per month in professional fees and a monthly administrative fee of $3,500.
(8) Represents the aggregate grant date fair value of stock options granted in the applicable year computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the stock option awards are set forth in Note 18 to our Consolidated Financial Statements included elsewhere in this report. Note that the amounts reported reflect the accounting value for the stock option awards and may not correspond to the actual economic value that may be received by the named executive officer from the awards. The grant date fair value of the stock options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant without regard to the service-based vesting conditions.

(9) The amounts reported represent the aggregate grant date fair value of RSU awards and, for Ms. Reynoso, PRSU awards, granted in the applicable year computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amounts recognized for financial statement reporting purposes of the RSUs and PRSUs are set forth in Note 18 to our Consolidated Financial Statements included elsewhere in this report. Note that the amounts reported reflect the accounting value for the RSU and PRSU awards and may not correspond to the actual economic value that may be received by the named executive officers from the awards. The grant date fair value of the RSUs is measured based on the closing price of our Class A common stock on the date of grant, and the grant date fair value of the PRSUs is measured using the same fair value as service based RSUs and recognized in compensation expense in accordance with ASC 718. Ms. Reynoso's RSU and PRSU grants for fiscal year 2021 are further described in the following table:

Name	Grant Date	Approval Date	Award	Grant Date Fair Value ($)	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Jamie L. Reynoso	7/16/2021	7/16/2021	RSUs	1,810,724	N/A	N/A
Jamie L. Reynoso	7/16/2021	1/31/2022	PRSUs	776,023	776,023	1,164,031
(10) The amount reported represents the incremental fair value of the amendment to Mr. Wagner's non-statutory stock options effective August 13, 2021 to extend the post-termination exercise period applicable to his vested and unexercised shares until August 13, 2022.

Grants of Plan-Based Awards for the Year Ended December 31, 2021

Name	Grant Date		Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards Number of Shares or Units (#)	Exercise or Base Price of Option Awards ($)/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vivek Garipalli	1/7/2021	(2)		—	—	—	—	—	—	16,713,491	—	267,750,126
	1/7/2021	(3)		—	—	—	3,582,290	7,164,581	—	—	—	76,804,308
	1/7/2021	(4)		—	—	—	5,571,164	—	—	—	—	45,015,005
Mark C. Herbers	N/A			—	—	—	—	—	—	—	—	—
Andrew Toy	N/A			—	450,000	675,000	—	—	—	—	—	—
	1/7/2021	(4)		—	—	—	3,582,291	—	—	—	—	41,948,628
	1/7/2021	(3)		—	—	—	5,571,164	11,142,328	—	—	—	99,500,989
Jamie L. Reynoso	N/A			—	246,923	370,385	—	—	—	—	—	—
	7/16/2021	(5)	1/31/2022	—	—	—	47,313	94,637	141,955	—	—	776,023
	7/16/2021	(6)		—	—	—	—	—	—	220,820	—	1,810,724
Prabhdeep Singh	N/A			—	95,385	143,078	—	—	—	—	—	—
	7/8/2021	(7)		—	—	—	—	—	—	211,193	—	1,976,767
	7/8/2021	(8)		—	—	—	—	—	—	52,798	—	494,189
Joseph Wagner	N/A	(9)		—	—	—	—	—	—	N/A	—	N/A
(1) Represents possible cash incentive awards to be earned under our 2020 Executive Incentive Bonus Plan (Bonus Plan) based 80% upon the achievement of certain performance levels with respect to Company operating metrics of MA Growth, DC Growth and normalized MCR, with each metric weighed equally, and 20% based on individual NEO performance. The actual total incentive award could range from 0% of the NEO's target incentive amounts to 150% of the NEO's target incentive amounts if the goals were all achieved at the maximum level and individual performance was determined to be exceptional. Cash incentives earned for 2021 performance are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. See "--Annual Incentive Bonuses" above for more information about these awards. Mr. Wagner forfeited any right to a cash incentive award upon his termination of employment.
(2) Represents an RSU award covering shares of Class B common stock which vest in five equal annual installments on the anniversaries of the grant date. For additional detail on the grant date fair value, see footnote (6) to the Summary Compensation Table.
(3) Represents a hybrid PRSU award covering shares of Class B common stock which will vest if both the service and performance requirements are met. The service requirement will be satisfied in five equal annual installments on the anniversaries of the grant date. The performance requirement will be satisfied at 50% and 100% upon the Company's reaching certain stock price milestones on or before January 7, 2026. For additional detail regarding the vesting terms of the award, see "--Equity Awards of Vivek Garipalli and Andrew Toy" above. For additional detail on the grant date fair value, see footnote (6) to the Summary Compensation Table.
(4) Represents a hybrid PSRU award covering shares of Class B common stock which will vest if both the service and performance requirements are met. The service requirement will be satisfied in five equal annual installments on the anniversaries of the grant date. The performance requirement will be fully satisfied upon the Company's reaching a stock price milestone on or before January 7, 2026. For additional detail regarding the vesting terms of this award, see "--Equity Awards of Vivek Garipalli and Andrew Toy" above. For additional detail on the grant date fair value, see footnote (6) to the Summary Compensation Table.
(5) Represents a PRSU award covering shares of Class A common stock for which units were earned based on the achievement of certain performance levels with respect to Company operating metrics of MA Growth, DC Growth, and normalized MCR, with each metric weighed equally. The PRSUs earned could range from 0 to 141,955 if the goals were all achieved at the highest level. The Talent and Compensation Committee certified achieved performance on January 31, 2022 at 17%. The earned PRSUs vest as to 1/3rd of the PRSUs on each of January 31, 2022, January 1, 2023 and January 1, 2024. See "Equity Awards for Other Executive Officers" above for more information about this award. For additional detail on the grant date fair value, see footnote (9) to the Summary Compensation Table.
(6) Represents an RSU award covering shares of Class A common stock which vests in four equal annual installments on the anniversaries of January 7, 2021. For additional detail on grant date fair value, see footnote (9) to the Summary Compensation Table.
(7) Represents an RSU award covering shares of Class A common stock which vests in four equal installments on the anniversaries of July 6, 2021. For additional detail on grant date fair value, see footnote (10) to the Summary Compensation Table.

(8) Represents an RSU award covering shares of Class A common stock which vests in full on July 6, 2022. For additional detail on grant date fair value, see footnote (10) to the Summary Compensation Table.
(9) Mr. Wagner did not receive any new equity awards in fiscal year 2021, and he forfeited eligibility for a cash incentive bonus for fiscal year 2021 when he departed employment in August 2021.

Outstanding Equity Awards at December 31, 2021
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

				Option Awards				Stock Awards
Name	Grant Date		Approval Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Vivek Garipalli	1/7/2021	(4)		—	—	—	—	16,713,491	62,174,187	—	—
	1/7/2021	(5)		—	—	—	—	—	—	7,164,581	13,326,119
	1/7/2021	(6)		—	—	—	—	—	—	5,571,164	20,724,730
Mark C. Herbers	N/A			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Andrew Toy	7/22/2018	(7)		631,033	—	1.67	7/21/2028	—	—	—	—
	7/22/2018	(8)		3,155,168	—	1.67	7/21/2028	736,207	2,738,690	—	—
	2/4/2020	(9)		5,344,515	—	2.23	2/3/2030	2,667,258	9,922,200	—	—
	2/4/2020	(10)		3,669,607	—	5.45	2/3/2030	—	—	—	—
	1/7/2021	(11)		—	—	—	—	—	—	3,582,291	13,326,123
	1/7/2021	(12)		—	—	—	—	—	—	11,142,328	20,724,730
Jamie L. Reynoso	6/29/2020	(13)		51,701	—	3.66	6/28/2030	36,190	134,627	—	—
	7/27/2020	(14)		465,316	—	4.67	7/26/2030	333,476	1,240,531	—	—
	7/16/2021	(15)		—	—	—	—	220,820	821,450	—	—
	7/16/2021	(16)	1/31/2022	—	—	—	—	15,771	58,668	—	—
Prabhdeep Singh	7/8/2021	(17)		—	—	—	—	211,193	785,638	—	—
	7/8/2021	(18)		—	—	—	—	52,798	196,409	—	—
Joseph Wagner	8/22/2020	(19)		39,741	—	5.41	8/17/2022	—	—	—	—
	2/4/2020	(19)		118,864	—	2.23	8/17/2022	—	—	—	—
(1) All of the outstanding options granted under our 2014 Equity Incentive Plan ("2014 Plan") are options to purchase shares of our Class A common stock and are immediately exercisable. The below chart summarizes the vested and unvested shares subject to the options as of December 31, 2021. There have been no early exercises of any unvested options by the named executive officers.

Name	Grant Date	Total Number of Options	Vested Options	Unvested Options
Andrew Toy	7/22/2018	631,033	631,033	—
	7/22/2018	3,155,168	2,418,961	736,207
	2/4/2020	5,344,515	2,677,257	2,667,258
	2/4/2020	3,669,607	3,669,607	—
Jamie L. Reynoso	6/29/2020	51,701	15,511	36,190
	7/27/2020	465,316	131,840	333,476
(2) Represents the fair market value of a share of our Class A common stock on the date of grant for all stock options except for the stock option granted on February 4, 2020 to Mr. Toy for 3,669,607 shares, which represents two times the fair market value on the date of grant, each as determined by our Board of Directors.
(3) RSUs and PRSUs represent the right to receive a share of the applicable class of our common stock upon vesting. Market and payout values were determined by multiplying the number of shares or units by the closing price per share of our Class A common stock of $3.72 on December 31, 2021.
(4) Represents an RSU award under the 2020 Management Incentive Plan ("Management Plan") denominated in shares of Class B common stock that vests in five equal installments on each anniversary of January 7, 2021.
(5) The number of underlying unvested units listed reflects the maximum outcome of the performance conditions for the hybrid PRSU award granted under our 2014 Plan denominated in shares of our Class B common stock. The hybrid PRSU award vests if both the service and performance requirements are met. The service requirement will be satisfied in five equal annual installments on the anniversaries of the grant date. The performance requirement will be satisfied 50% and 100% upon the Company's reaching certain stock price milestones or before January 7, 2026. The payout value assumes performance was achieved at the threshold level.

(6) The number of underlying unvested units listed reflect the maximum outcome of the performance conditions for the hybrid PRSU award granted under our Management Plan denominated in shares of our Class B common stock. The hybrid PRSU award vests if both the service and performance requirements are met. The service requirement will be satisfied in five equal annual installments on the anniversaries of the grant date. The performance requirement will be satisfied upon the Company's reaching a stock price milestone or before January 7, 2026.
(7) Represents a fully vested and exercisable stock option. The grant vested in full on February 5, 2019.
(8) Represents a fully exercisable stock option received in connection with the Business Combination in exchange for an option to acquire 1,525,655 shares of common stock of Legacy Clover for $3.45 per share. 1/5th of the shares subject to the option vested on February 5, 2019, and an additional 1/48th of the remaining shares vest monthly thereafter.
(9) Represents a fully exercisable stock option received in connection with the Business Combination in exchange for an option to acquire 2,579,460 shares of common stock of Legacy Clover for $4.61 per share. 1/60th of the shares subject to the option vested on July 1, 2019 and an additional 1/60th of the remaining shares vest monthly thereafter.
(10) Represents fully vested and exercisable stock options received in connection with the Business Combination in exchange for options to acquire 1,774,408 shares of common stock of Legacy Clover for $11.27 per share. The vesting of the shares subject to this option was fully accelerated in connection with the Business Combination as of January 7, 2021.
(11) The number of underlying unvested units listed reflects the maximum outcome of the performance conditions for the hybrid PRSU award granted under our 2014 Plan denominated in shares of our Class B common stock. The hybrid PRSU award vests if both the service and performance requirements are met. The service requirement will be satisfied in five equal annual installments on the anniversaries of the grant date. The performance requirement will be satisfied upon the Company's reaching a stock price milestones or before January 7, 2026.
(12) The number of underlying unvested units listed reflect the maximum outcome of the performance conditions for the hybrid PRSU award granted under our Management Plan denominated in shares of our Class B common stock. The hybrid PRSU award vests if both the service and performance requirements are met. The service requirement will be satisfied in five equal annual installments on the anniversaries of the grant date. The performance requirement will be satisfied 50% and 100% upon the Company's reaching certain stock price milestones or before January 7, 2026. The payout value assumes performance was achieved at the threshold level.
(13) Represents a fully exercisable stock option of which 1/5th of the shares subject to the option vested on June 8, 2021, and an additional 1/48th of the remaining shares vest monthly thereafter.
(14) Represents a fully exercisable stock option of which 1/5th of the shares subject to the option vested on July 27, 2021, and an additional 1/48th of the remaining shares vest monthly thereafter.
(15) Represents an RSU award granted under the 2020 Equity Incentive Plan ("2020 Plan") denominated in shares of our Class A common stock that vests in four equal installments on each anniversary of January 7, 2021.
(16) Represents a PRSU award granted under the 2020 Plan denominated in shares of our Class A common stock that was earned based on our performance during fiscal 2021, and which vests as to one third of the units on each of January 31, 2022, January 1, 2023, and January 1, 2024.
(17) Represents an RSU award granted under the 2020 Plan denominated in shares of our Class A common stock that vests in four equal annual installments on the anniversaries of January 7, 2021.
(18) Represents an RSU award granted under the 2020 Plan denominated in shares of our Class A common stock that fully vests on July 6, 2022.
(19) Mr. Wagner forfeited the unvested shares subject to his stock options upon his August 2021 departure from employment. Pursuant to our Separation Agreement with Mr. Wagner, his non-qualified stock options that were vested and unexercised as of his departure date will remain exercisable until August 17, 2022.

2021 Option Exercises and Stock Vested
The following table shows the number of shares of common stock acquired and their value upon the exercise of stock options and the vesting of RSUs and PRSUs during 2021 for each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vivek Garipalli	—	—	—	—
Mark C. Herbers	N/A	N/A	N/A	N/A
Andrew Toy	—	—	—	—
Jamie L. Reynoso	—	—	—	—
Prabhdeep Singh	—	—	—	—
Joseph Wagner	44,858	274,513(1)	—	—
(1) The value realized on the exercise of a stock option is calculated by multiplying the number of shares underlying the stock option exercised by the difference between (i) the closing price of our Class A common stock on the exercise date and (ii) the exercise price of the stock option, and does not necessarily reflect actual proceeds received.

Potential Payments Upon Termination or Change in Control

Separation Arrangements
We have entered into employment agreements with our executive officers that provide them severance protections in certain circumstances following their termination of employment without cause or with good reason, whether or not in connection with change in control. The information described below reflects the impact of a termination of employment or a change in control pursuant to the agreements with our executive officers in effect as of December 31, 2021, and does not give effect to the succession plan or other changes to our executive officers’ compensation that occurred after January 1, 2022, and that are not related to compensation matters for 2021.

Vivek Garipalli

If Mr. Garipalli's employment is terminated by us without "cause" or by Mr. Garipalli for "good reason" (in each case, as defined in his employment agreement), during the period beginning one month prior to and ending 12 months following a change in control (as defined in the 2020 Plan) ("CIC Period"), subject to his execution and non-revocation of a release of claims in our favor and continued compliance with customary confidentiality and non-solicitation requirements, Mr. Garipalli will be entitled to receive full accelerated vesting of all outstanding and unvested equity awards.

In addition, if the benefits payable to Mr. Garipalli are subject to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended ("Code"), such payments will be reduced to the extent necessary to provide Mr. Garipalli the greatest after-tax benefit.

Andrew Toy

If Mr. Toy is terminated by us without "cause" or by Mr. Toy for "good reason" (in each case, as defined in his employment agreement), Mr. Toy will be entitled, subject to his execution and non-revocation of a release of claims in our favor, to the following: (i) continued payment of his current annual base salary for 12 months following the termination date and (ii) reimbursement of COBRA health care premiums for 12 months after the termination date. In addition, if Mr. Toy terminates his employment due to the failure to promote him to Chief Executive Officer immediately following the resignation or termination of Mr. Garipalli as our Chief Executive Officer, he will receive full accelerated vesting of all outstanding and unvested equity awards.

If either such qualifying termination of Mr. Toy's employment occurs during the CIC Period, subject to his execution and non-revocation a general release of claims in our favor and continued compliance with restrictive covenants, then, instead of the benefits described above, Mr. Toy will be entitled to receive the following: (i) an amount equal to one and one-half times Mr. Toy's annual base salary then in effect, (ii) reimbursement of COBRA health care premiums for 18 months after the termination date and (iii) full accelerated vesting of all outstanding and unvested equity awards.

Furthermore, if the benefits payable to Mr. Toy are subject to Sections 280G and 4999 of the Code, such payments will be reduced to the extent necessary to provide Mr. Toy the greatest after-tax benefit.

Prabhdeep Singh and Jamie L. Reynoso

If Mr. Singh's or Ms. Reynoso's employment is terminated by us without "cause" (as defined in the NEO's employment agreement), subject to the execution and and non-revocation of a general release of claims in our favor, Mr. Singh or Ms. Reynoso will be entitled to receive the following severance payments and benefits: (i) an amount equal to annual base salary then in effect and (ii) reimbursement of COBRA health care premiums for 12 months after the termination date.

If either such termination of employment occurs during the CIC Period, subject to the NEO's execution and non-revocation a general release of claims in our favor and continued compliance with restrictive covenants, the, Mr. Singh or Ms. Reynoso, instead of the benefits described above, will be entitled to receive the following severance payments and benefits: (i) a lump sum payment equal to twelve months of base salary as in effect immediately prior to the date of his termination plus applicable cash bonus, (ii) reimbursement of COBRA health care premiums for twelve months after the termination date, and (iii) full accelerated vesting of all outstanding and unvested time-based equity awards. Any unvested and outstanding performance-based awards shall be subject to the terms and conditions of the 2020 Plan.

Joseph Wagner

In connection with Mr. Wagner's departure from the Company on August 13, 2021, the Company entered into a separation agreement with Mr. Wagner pursuant to which in exchange for his execution and non-revocation of a release of claims in our favor, Mr. Wagner (i) received an extension of the period in which he can exercise his vested and unexercised non-qualified stock options until August 13, 2022, (ii) received one month reimbursement of COBRA health care premiums, and (iii) retained his Company-issued laptop.

Mark C. Herbers

Mr. Herbers' employer, AP Services, LLC, was entitled to no payment or benefit other than accrued compensation upon his termination of service as our Interim Chief Financial Officer.

Change in Control Arrangements
The three hybrid PRSU awards granted to Mr. Garipalli and Mr. Toy in connection with the closing of our Business Combination (as described further above under "—Equity Awards for Vivek Garipalli and Andrew Toy"), in addition to having the acceleration provisions discussed above in connection with certain terminations of Mr. Garipalli's and Mr. Toy's employment, will accelerate upon certain changes in control of the Company. "Change in control" in each hybrid PRSU award is defined in the respective equity plan under which the hybrid PRSUs was granted. Upon a change in control, the hybrid PRSU awards will each fully vest as to their service conditions, and if the per share value in the change in control equals or exceeds the required stock closing price under the hybrid PRSU award's performance conditions, the awards will also fully vest as to the applicable performance conditions. Any portion of the PRSU award unvested at the consummation of the change in control will be forfeited.

The table below summarizes the approximate value of benefits that would be received in connection with qualifying terminations of Mr. Garipalli's, Mr. Toy's, Mr. Singh's, and Ms. Reynoso's employment, assuming each NEO's termination of employment occurred on December 31, 2021, based on the closing price per share of our Class A common stock of $3.72 on December 31, 2021, and where relevant, that a change in control occurred on December 31, 2021. It also summarizes the approximate value of benefits that would be received by Mr. Toy if he resigned on December 31, 2021, for "good reason" due to the failure to promote him to Chief Executive Officer immediately following the resignation or termination of Mr. Garipalli as our Chief Executive Officer. Finally, it summarizes the value of benefits that were received in connection with Mr. Wagner's termination of employment.

Name	Benefit	Qualifying Termination ($)	Change in Control with Qualifying Termination ($)
Vivek Garipalli	Cash Payment	—	—
	Vesting of Equity Awards (1)	—	109,551,158
	Value of Benefits	—	—
	Total	—	109,551,158
Mark C. Herbers	Cash Payment	N/A	N/A
	Vesting of Equity Awards	N/A	N/A
	Value of Benefits	N/A	N/A
	Total	N/A	N/A
Andrew Toy (3)	Cash Payment	450,000	675,000
	Vesting of Equity Awards (1)	–/ 102,355,584	102,355,584
	Value of Benefits (2)	28,883	43,324
	Total	478,883/102,834,467	103,073,908
Jamie L. Reynoso	Cash Payment	425,000	425,000
	Vesting of Equity Awards (1)	—	2,744,754
	Value of Benefits (2)	28,883	28,883
	Total	453,883	3,198,637
Prabhdeep Singh	Cash Payment	400,000	400,000
	Vesting of Equity Awards	—	982,047
	Value of Benefits (2)	28,883	28,883
	Total	428,883	1,410,930
Joseph Wagner	Cash Payment	—	—
	Vesting of Equity Awards	—	—
	Value of Benefits (4)	3,607	—
	Total	3,607	—
(1) The value for stock options is calculated by multiplying the number of unvested shares that would be subject to an acceleration of vesting by the difference between the closing price per share of $3.72 on December 31, 2021, and the applicable exercise price of the stock option.
(2) For Mr. Toy, Ms. Reynoso, and Mr. Singh, the COBRA premium reimbursement cost is estimated to be $2,400 per month.
(3) For Mr. Toy, the numbers on the left in the "Qualifying Termination ($)" column represent the value of what he would receive upon his qualifying termination and the numbers on the right represent what he would receive upon the specific qualifying termination or his resignation for "good reason" due to the failure to promote him to CEO immediately following the termination or resignation of Mr. Garipalli as our Chief Executive Officer.
(4) For Mr. Wagner, this represents (i) $2,407, the cost of one month of COBRA premium reimbursement and (ii) $1,200, the estimated value of his Company-issued laptop.

For the purposes of the table above, because the per share value in the assumed change in control is $3.72, the closing price per share of our Class A common stock on December 31, 2021, none of Mr. Garapalli's or Mr. Toy's hybrid PRSU awards would be deemed to have vested upon a change in control that is not in connection with a qualifying termination of Mr. Garipalli's or Mr. Toy's employment.

Indemnification Agreements
Our amended and restated certificate of incorporation includes provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•for any breach of their duty of loyalty to us or our stockholders;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•for any transaction from which they derived an improper personal benefit.

Our amended and restated bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify our employees or agents. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

We maintain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

We entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Compensation Committee Interlocks and Insider Participation
In fiscal year 2021, the members of our Talent and Compensation Committee were Chelsea Clinton, Nathaniel S. Turner (from January 1, 2021, to April 13, 2021), and William G. Robinson, Jr. (from April 13, 2021 through the end of the year). None of the members of our Talent and Compensation Committee in fiscal year 2021 was at any time during fiscal year 2021 or at any other time an officer or employee of the Company or any of its subsidiaries, and none had or have any relationships with the Company that are required to be disclosed under Item 404 of Regulation S-K.

None of our executive officers has served as a member of the board of directors or compensation committee (or similar committee) of any entity, other than Clover, that has one or more executive officers who have served as a member of our Board of Directors or Talent and Compensation Committee during fiscal year 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Equity Compensation Plan Information
The following table provides information as of December 31, 2021, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)(2)	(c)
Equity compensation plans approved by security holders	40,117,031	(1)	$8.88	26,227,905 (3)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	40,117,031		$8.88	26,227,905
(1) Amount includes 1,753,799 stock options, 4,578,089 RSUs and 358,160 PRSUs covering shares of Class A common stock granted under the 2020 Equity Incentive Plan ("2020 Plan") and 16,713,492 PRSUs and 16,713,491 RSUs covering shares of Class B common stock granted under the 2020 Management Incentive Plan. Legacy Clover's 2014 Equity Incentive Plan ("2014 Plan") terminated in connection with the January 7, 2021 closing of the Business Combination and no further awards may be granted under it. The Company assumed the outstanding awards under the 2014 Plan, which consist of 31,155,472 stock options to purchase shares of Class A common stock, which have a weighted average exercise price of $2.35, and 10,750,133 covering shares of Class B common stock (which were converted from Class A common pursuant to the Business Combination upon assumption).
(2) The calculation of the weighted average exercised price does not take into account shares to be issued under outstanding RSU and PRSU awards, which have no exercise price.
(3) Includes 23,442,323 shares remaining for issuance under the 2020 Plan and 2,785,582 shares remaining for issuance or subject to outstanding purchase rights under the Employee Stock Purchase Plan ("ESPP"). The number of shares available for issuance under the 2020 Plan increases on the first day of each fiscal year beginning with the 2022 fiscal year to an amount equal to the lesser of (i) seven percent (7%) of the number of shares of Class A common stock outstanding on the last day of the immediately preceding fiscal year, and (ii) such number of shares determined by the Board of Directors; provided that for each fiscal year beginning with the 2025 fiscal year through the expiration of the 2020 Plan, each such increase shall be reduced to the lesser of five percent (5%) of the number of shares of Class A common stock on the last day of the immediately preceding fiscal year or such number of shares determined by the Board of Directors. On the first day of each fiscal year, beginning with the 2022 fiscal year and ending on (and including) the first day of the 2030 fiscal year, the calculation of the maximum number of shares available for issuance under the ESPP shall include automatic increases in an amount equal to the lesser of (x) 1.0% of the total number of shares of Class A common stock outstanding on the last day of the calendar month prior to the date of such automatic increase, and (y) such number of shares of Class A common stock as determined by the administrator of the ESPP; provided that the maximum number of shares of Class A common stock reserved under the ESPP shall not exceed 10.0% of the total outstanding capital stock of the Company (inclusive of the shares reserved under the ESPP) as of January 7, 2021, on an as-converted basis.

A description of the 2014 Equity Incentive Plan is included in Note 18 (Employee Benefit Plans) to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of August 2, 2022, by:
•each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of August 2, 2022, and all shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of August 2, 2022, are deemed to be outstanding and to be beneficially owned by the person holding the stock options or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The percentage ownership of the common stock is based on 383,247,718 shares of Class A common stock and 94,395,168 shares of Class B common stock outstanding as of August 2, 2022. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, Tennessee 37067.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	% of Total Voting Power**
5% Holders
Entities affiliated with Vivek Garipalli(1)	—	—	83,584,543	88.5	63.0
Entities affiliated with Chamath Palihapitiya(2)	30,147,610	7.9	284,891	*	2.5
The Vanguard Group, Inc.(3)	25,887,351	6.8	—	—	2.0
Executive Officers and Directors
Vivek Garipalli(4)	—	—	85,262,416	90.3	64.2
Andrew Toy(5)	—	—	12,790,323	11.9	8.8
Joseph Wagner(6)	44,858	*	118,605	*	*
Mark C. Herbers	—	—	—	—	—
Jamie L. Reynoso(7)	43,351	*	517,017	*	*
Prabhdeep Singh	63,041	*	—	—	*
Chelsea Clinton(8)	138,392	*	499,390	*	*
Lee A. Shapiro(9)	134,200	*	—	—	*
Demetrios L. Kouzoukas(10)	25,608	*	—	—	*
William G. Robinson, Jr.(11)	54,200	*	—	—	*
Carladenise Armbrister Edwards(12)	8,805	*	—	—	*
All executive officers and directors as a group (13 persons)(13)	477,597	*	99,069,146	91.6	67.6
* Less than one percent.
** Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share.
(1) Consists of (i) 5,645,934 shares of Class B common stock held by Caesar Ventures, LLC (Caesar Ventures), (ii) 2,062,265 shares of Class B common stock held by Caesar Clover, LLC (Caesar Clover), (iii) 75,694,143 shares of Class B common stock held by NJ Healthcare Investments, LLC (NJ Healthcare), and (iv) 182,201 shares of Class B common stock held by Titus Ventures, LLC (Titus Ventures). Mr. Garipalli serves as the sole manager of Caesar Ventures, Caesar Clover, NJ Healthcare and Titus Ventures, respectively. Therefore, Mr. Garipalli may be deemed to share voting power and dispositive power over the shares held by these entities.

(2) Based on information contained in a Schedule 13D/A filed with the Securities and Exchange Commission on January 14, 2022, consists of (i) 28,408,480 shares of Class A common stock held by ChaChaCha SPAC C LLC, (ii) 1,739,130 shares of Class A common stock held by SC Master Holdings, LLC, and (iii) 284,891 shares of Class B common stock held by Social + Capital Partnership III. Mr. Palihapitiya beneficially owns shares held by ChaChaCha SPAC C LLC, SC Master Holdings, LLC and Social + Capital Partnership III by virtue of his voting and investment control over these entities. All the shares held by ChaChaCha SPAC C LLC are subject to a pledge in favor of Credit Suisse AG, New York Branch as collateral with respect to a loan agreement. The address of these entities is 317 University Ave, Suite 200, Palo Alto, CA 94301. Includes 2,245,980 shares of Class A common stock received upon exercise of warrants. The Schedule 13D/A filed provides information only as of the filing date, and consequently, the beneficial ownership of the entities affiliated with Mr. Palihapitiya may have changed between the filing date and August 2, 2022.
(3) Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2022, The Vanguard Group, Inc. (Vanguard), an independent advisor, has sole voting power over 0 shares of Class A common stock, shared voting power over 94,531 shares of Class A common stock, sole dispositive power over 25,566,805 shares of Class A common stock and shared dispositive power over 320,546 shares of Class A common stock. The Schedule 13G/A filed by Vanguard provides information only as of December 31, 2021, and, consequently, the beneficial ownership of Vanguard may have changed between December 31, 2021, and August 2, 2022. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4) Consists of (i) the shares listed in footnote (1) of which Mr. Garipalli may be deemed to share voting and dispositive power, and (ii) 1,677,873 shares of Class B common stock held directly by Mr. Garipalli.
(5) Consists of 12,790,323 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of August 2, 2022.
(6) Consists of (i) 118,605 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of August 2, 2022, and (ii) 44,858 shares of Class A common stock.
(7) Consists of (i) 517,017 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of August 2, 2022, and (ii) 43,351 shares of Class A common stock.
(8) Consists of (i) 499,390 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of August 2, 2022, (ii) 38,392 shares of Class A common stock issuable pursuant to RSUs that will vest within 60 days of August 2, 2022, and (iii) 100,000 shares of Class A common stock.
(9) Consists of (i) 27,100 shares of Class A common stock issuable pursuant to RSUs that will vest within 60 days of August 2, 2022, and (ii) 107,100 shares of Class A common stock.
(10) Consists of 25,608 shares of Class A common stock issuable pursuant to RSUs that will vest within 60 days of August 2, 2022.
(11) Consists of (i) 27,100 shares of Class A common stock issuable pursuant to RSUs that will vest within 60 days of August 2, 2022, and (ii) 27,100 shares of Class A common stock.
(12) Consists of 8,805 shares of Class A common stock issuable pursuant to RSUs that will vest within 60 days of August 2, 2022.
(13) Consists of all current directors and current executive officers, with (i) 127,005 shares of Class A common stock issuable pursuant to RSUs that will vest within 60 days of August 2, 2022, (ii) 350,592 shares of Class A common stock, (iii) 85,262,416 shares of Class B common stock and (iv) 13,806,730 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of August 2, 2022.

Certain Relationships and Transactions

Review and Approval of Transactions with Related Persons
In connection with the Closing, our Board of Directors adopted a written related person transactions policy pursuant to which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

Although, prior to the Closing, we did not have a written policy for the review and approval of transactions with related persons, our Board of Directors historically reviewed and approved any transaction where a director or officer had a financial interest, including all of the transactions described above. Prior to approving such a transaction, the material facts as to a director's or officer's relationship or interest as to the agreement or transaction were disclosed to our Board of Directors. Our Board of Directors would take this information into account when evaluating the transaction and in determining whether such transaction was fair to our company and in the best interest of all of our stockholders.
The following describes transactions since January 1, 2021, and each currently proposed transaction in which:

•we or Social Capital Hedosophia Holdings Corp. III, the special purpose acquisition company with which the Company merged in January 2021 ("SCH"), have been or are to be a participant;
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Registration Rights Agreement
In connection with the Closing, we, SCH Sponsor III LLC (the "Sponsor"), SCH's independent directors, certain stockholders of Clover Health, including entities affiliated with Mr. Garipalli, our Chief Executive Officer, entities affiliated with Greenoaks Capital, which was a holder of more than 5% of our outstanding capital stock, and entities affiliated with our former director, Nathaniel S. Turner, and the other parties thereto entered into an Amended and Restated Registration Rights Agreement dated as of January 7, 2021 (the "Registration Rights Agreement"). Under the Registration Rights Agreement, we are obligated to file a registration statement to register the resale of shares of our Class A common stock held by the parties thereto and the private placement warrants held by the Sponsor and shares of our Class A common stock issuable upon the exercise of the private placement warrants. The Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement or (ii) with respect to any party thereto, on the date that such party no longer holds any registrable securities.

Related Party Transactions of Clover Health
Hospital Contracts
We have various contracts with IJKG Opco LLC (d/b/a CarePoint Health—Bayonne Medical Center), Hudson Hospital Opco, LLC (d/b/a CarePoint Health—Christ Hospital) and Hoboken University Medical Center Opco LLC (d/b/a CarePoint Health—Hoboken University Medical Center), which collectively do business as the CarePoint Health System ("CarePoint Health"), for the provision of inpatient and hospital-based outpatient services. CarePoint Health was ultimately held and controlled by Mr. Garipalli, our Chief Executive Officer and a significant stockholder of the Company. In May 2022, Mr. Garipalli and his family completed a donation of their interest in CarePoint Health to a non-profit organization called CarePoint Health Systems, Inc. Following the donation, Mr. Garipalli has remained a Manager of Hudson Hospital Propco, LLC, an affiliate of Hudson Hospital Opco LLC. Additionally, certain affiliates of Mr. Garipalli are owed certain money from CarePoint Health for prior obligations, and Mr. Garipalli has an indirect interest in Sequoia Healthcare Services, LLC, which provides healthcare services to CarePoint Health. Expenses and fees incurred related to these contracts, recorded in net medical claims incurred, were $12.7 million for the year ended December 31, 2021, and $5.7 million for the six months ended June 30, 2022. Additionally, $1.5 million and $2.3 million were payable to CarePoint Health as of June 30, 2022, and December 31, 2021, respectively.

Service Contracts
We have a contract with Medical Records Exchange, LLC (d/b/a ChartFast) pursuant to which we receive administrative services related to medical records via ChartFast's electronic applications and web portal platform. ChartFast is ultimately owned and controlled by Mr. Garipalli. Expenses and fees incurred related to this agreement were $0.2 million for the year ended December 31, 2021, and $0.1 million for the six months ended June 30, 2022.
The Company has contracted with Rogue Trading, LLC ("Rogue"), a marketing services provider. The Company's President, Andrew Toy, is related to the Chief Executive Officer of Rogue. Expenses and fees related to these contracts were $0.3 million for the year ended December 31, 2021, and none for the six months ended June 30, 2022.
On July 2, 2021, the Company entered into a contract with Thyme Care, Inc. ("Thyme Care"), an oncology benefit management company, through which Thyme Care was engaged to provide concierge cancer coordination services to the Company's Insurance members in New Jersey and develop a provider network to help ensure member access to high-value oncology care. Mr. Garipalli is a member of the board of directors of Thyme Care and holds an equity interest of less than five percent (5%) of that entity. Expenses and fees incurred related to this agreement were $0.3 million for the year ended December 31, 2021 and $0.9 million for the six months ended June 30, 2022.
Pre-Business Combination Related Party Transactions of SCH
Private Placement Warrants
Simultaneously with the consummation of the initial public offering of SCH, the Sponsor purchased 10,933,333 private placement warrants to purchase one SCH Class A ordinary share at an exercise price of $11.50, at a price of $1.50 per warrant, or $16.4 million in the aggregate, in a private placement. A portion of the proceeds from the sale of the private placement warrants was placed in the trust account of SCH. In connection with the Business Combination, each of the 10,933,333 private placement warrants automatically converted into a warrant to acquire one share of our Class A common stock. In the third quarter of 2021, we announced that we were redeeming all of the outstanding private placement warrants. Prior to the redemption date, all private placement warrants were exercised on a cashless basis in exchange for an aggregate of 2,722,399 shares of our Class A common stock.

Subscription Agreements
Concurrently with the execution of the merger agreement relating to the Business Combination, we entered into subscription agreements with certain investors that were existing directors, officers or equity holders of the Sponsor and its affiliates (together with their permitted transferees, collectively, the "Sponsor Related PIPE Investors"), pursuant to which the Sponsor Related PIPE Investors subscribed for shares of our Class A common stock (the "PIPE Investment"). Certain of the Sponsor Related PIPE Investors funded $152,000,000 of the PIPE Investment, for which they received 15,200,000 shares of our Class A common stock. Specifically, (i) ChaChaCha SPAC C LLC, an entity affiliated with Chamath Palihapitiya (SCH's Chairman and Chief Executive Officer), subscribed for 10,000,000 shares of our Class A common stock, (ii) Hedosophia Group Limited, an entity affiliated with Ian Osborne (SCH's President and director), subscribed for 5,000,000 shares of our Class A common stock and (iii) Jacqueline D. Reses subscribed for 200,000 shares of our Class A common stock.
The PIPE Investment was consummated concurrently with the Closing.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms filed with the SEC and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2021, except for one Form 4 reporting a grant of restricted stock units to Lee A. Shapiro, which was filed one day late due to an administrative error.

OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING
Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in their discretion on such business.
2023 ANNUAL MEETING OF STOCKHOLDERS

Procedures for Submitting Stockholder Proposals
We intend to announce the date for the 2023 Annual Meeting of Stockholders in advance of such meeting date. Any proposal of a stockholder intended to be included in our Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by us a reasonable time before we begin to print and mail our proxy materials. All stockholder proposals must be delivered to the Company at the following address: Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, TN 37067, Attn: Corporate Secretary.

A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2023 Annual Meeting of Stockholders not intended to be included in our Proxy Statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 1.11 of our restated bylaws. Pursuant to Section 1.11 of our restated bylaws, we must receive timely notice of the nomination or other proposal in writing (A) no earlier than the close of business on the 120th day prior to such annual meeting and (B) no later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. A copy of our restated bylaws may be obtained from our Corporate Secretary, who may be reached at Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, TN 37067, Attn: Corporate Secretary.

PROXY AUTHORIZATION
The interest and cooperation of all stockholders in the affairs of Clover Health are considered to be of the greatest importance by our management team. Whether or not you plan to attend the Annual Meeting, it is requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares via the Internet, by telephone or by mail.

By Order of the Board of Directors,

Joseph Martin
General Counsel and Corporate Secretary

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLOV2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Clover Health Investments, Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Clover Health Investments, Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88095-P77094

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLOVER HEALTH INVESTMENTS, CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 3 AND "1 Year" FOR ITEM 2.

Vote on Directors

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lee A. Shapiro
02) William G. Robinson, Jr.

Vote on Proposals

	1 Year	2 Years	3 Years	Abstain
2. Non-binding advisory proposal to determine the frequency with which stockholders will participate in future non-binding advisory votes regarding the compensation of our named executive officers.	☐	☐	☐	☐

In their discretion, to vote or act upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholders. **If no direction is made, this proxy will be voted FOR items 1 and 3 and "1 Year" for item 2.**

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

D88096-P77094

CLOVER HEALTH INVESTMENTS, CORP.
Annual Meeting of Stockholders
This Proxy is Solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Vivek Garipalli and Joseph Martin, or either of them, as proxies, each with the full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Clover Health Investments, Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 a.m., Eastern Time on September 22, 2022, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/CLOV2022, and any adjournment, continuation, or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL AS INDICATED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE